As Filed with the Securities And Exchange Commission on August 23, 2002

                                                      Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                     Public Service Electric and Gas Company
               (Exact name of registrant as specified in charter)

                                   New Jersey
         (State or other jurisdiction of incorporation or organization)

                                   22-1212800
                      (I.R.S. Employer Identification No.)

                                  80 Park Plaza
                                  P.O. Box 570
                          Newark, New Jersey 07101-0570
                                 (973) 430-7000
          (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                                   ----------

                                 Robert E. Busch
                Senior Vice President and Chief Financial Officer
                                  80 Park Plaza
                                  P.O. Box 570
                          Newark, New Jersey 07101-0570
                                 (973) 430-7000
       (Name, address, including zip code, and telephone number, including area code, of agent for service for each registrant)

                                 with copies to:

   James T. Foran, Esquire                       Howard G. Godwin, Jr., Esquire
  General Corporate Counsel                      Sidley Austin Brown & Wood LLP
        80 Park Plaza                                  787 Seventh Avenue
        P.O. Box 570                                New York, New York 10019
Newark, New Jersey 07101-0570

        Approximate date of commencement of proposed sale to the public:

      From time to time after the Registration Statement becomes effective, as determined by market conditions and other factors.

                                   ----------

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

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                                                                   Proposed Maximum      Proposed Maximum
      Title Of Each Class Of                   Amount To Be        Offering Price Per   Aggregate Offering        Amount of
   Securities To Be Registered(1)               Registered             Unit(2)(3)           Price(2)(3)       Registration Fee(4)
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First and Refunding Mortgage Bonds
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Secured Medium-Term Notes
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Total                                         $1,000,000,000              100%            $1,000,000,000           $92,000
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(1) There are being registered hereunder such presently indeterminate principal amount of (a) First and Refunding Mortgage Bonds and (b) Secured Medium-Term Notes ("Securities") which may be sold from time-to-time by Public Service Electric and Gas Company. In no event will the aggregate initial offering price of all First and Refunding Mortgage Bonds and Secured Medium-Term Notes issued from time-to-time pursuant to this Registration Statement exceed $1,000,000,000. If any such Securities are issued pursuant at an original issue discount, then the aggregate initial offering price as so discounted shall not exceed $1,000,000,000, notwithstanding that the stated principal amount of such Securities may exceed such amount.

(2)   Estimated solely for the purpose of determining the registration fee.

(3) Pursuant to Rule 457(n) and (o), the registration fee is calculated on the basis of the proposed maximum offering price of the securities being offered.

(4) As permitted by Rule 429 under the Securities Act of 1933, the prospectus included herein is a combined prospectus which also relates to Registration Statement No. 333-44991 previously filed by the registrant on Form S-3 and declared effective on April 21, 1998 as to which securities having an aggregate offering price of $250,000,000 remain unsold. The registration fee of $23,000 associated with such securities was previously paid. Accordingly, the registration fee consists of $69,000 paid herewith and the $23,000 previously paid. This registration statement constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-44991, which shall become effective concurrently with this registration statement in accordance with section 8(c) of the Securities Act of 1933.

                                   ----------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
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The Information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted

             Subject to Completion, Dated August 23, 2002

PROSPECTUS

Public Service Electric and Gas Company
80 Park Plaza, P.O. Box 570
Newark, New Jersey 07101-0570
(973) 430-7000

                                 $1,000,000,000

                                  [LOGO] PSE&G

                       First and Refunding Mortgage Bonds
                            Secured Medium-Term Notes

                                   ----------

      We may offer from time to time, together or separately, one or more series of our first and refunding mortgage bonds and/or secured medium-term notes.

      When a particular series of Mortgage Bonds or Secured Medium-Term Notes is offered, we will prepare a prospectus supplement setting forth the particular terms of the offered Securities. You should read this prospectus and any prospectus supplement carefully before you make any decision to invest in any Securities that may be offered.

      The aggregate initial public offering price of all Securities which may be sold under this prospectus shall not exceed $1,000,000,000.

      We will sell the Mortgage Bonds through competitive bidding procedures set forth in our Statement of Terms and Conditions Relating to Bids for First and Refunding Mortgage Bonds. See "Plan of Distribution" for a description of the applicable competitive bidding procedures for Mortgage Bonds.

      These Securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has any of these organizations determined that this prospectus is accurate and complete. Any representation to the contrary is a criminal offense.

                      The date of this prospectus is , 2002

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
About this Prospectus ....................................................    3

Where you Can Find More Information ......................................    3

Forward-Looking Statements ...............................................    5

Public Service Electric and Gas Company ..................................    5

Use of Proceeds ..........................................................    6

Description of the Mortgage Bonds ........................................    6

Description of the Secured Medium-Term Notes .............................   12

Description of the Pledged Bond ..........................................   19

Plan of Distribution .....................................................   20

Secured Medium-Term Notes ................................................   21

Legal Matters ............................................................   21

Experts ..................................................................   22

                             About This Prospectus

      This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus or combinations thereof in one or more offerings with a maximum aggregate initial offering price of up to $1,000,000,000.

      This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under "Where You Can Find More Information."

      In this prospectus, unless the context indicates otherwise, the words and terms "PSE&G," "the company," "we," "our," "ours' and "us" refer to Public Service Electric and Gas Company and its consolidated subsidiaries.

      We may use this prospectus to offer from time to time:

      o     our first and refunding mortgage bonds; or

      o     our secured medium-term notes.

      We sometimes refer to our first and refunding mortgage bonds and our secured medium-term notes collectively as the "Securities."

      We believe that we have included or incorporated by reference all information material to investors in this prospectus, but certain details that may be important for specific investment purposes have not been included. To see more detail, you should read the exhibits filed with or incorporated by reference into the registration statement.

                       Where You Can Find More Information

      We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may read and copy any material on file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

      You may also inspect these documents at the New York Stock Exchange, Inc. (the "New York Stock Exchange") where certain of our securities are listed.

      The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference or deemed incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will be deemed to automatically update and supersede this incorporated information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended prior to the termination of any particular offering of Securities.

      o     Our Annual Report on Form 10-K for the year ended December 31, 2001.

      o Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002.

      o     Our Amended Current Report on Form 8-K/A dated July 29, 2002.

      You can get a free copy of any of the documents incorporated by reference in this prospectus by making an oral or written request directed to:

                                 J. Brian Smith
                          Director, Investor Relations
                            PSEG Services Corporation
                            80 Park Plaza, 6th Floor
                                Newark, NJ 07102
                            Telephone (973) 430-6564

      You should rely only on the information contained or incorporated by reference or deemed to be incorporated by reference in this prospectus or in any related prospectus supplement. We have not authorized anyone else to provide you with different or additional information. You should not rely on any other information or representations. Our business, prospects, financial condition and results of operation may change after this prospectus and any related prospectus supplement are distributed. You should not assume that the information in this prospectus and any related prospectus supplement is accurate as of any date other than the dates on the front of those documents. You should read all information supplementing this prospectus.

                           FORWARD-LOOKING STATEMENTS

      This prospectus includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our projections, future capital expenditures, business strategy, competitive strengths, goals, expansion, market and industry developments and the growth of our businesses and operations, are forward-looking statements. These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. However, actual results and developments may differ materially from our expectations and predictions due to a number of risks and uncertainties, many of which are beyond our control. These risks and uncertainties include:

      o the significant considerations and risk factors discussed in this prospectus;

      o     general and local economic, market or business conditions;

      o     demand (or lack thereof) for energy in the markets we serve;

      o     increasing competition from other companies;

      o     changes in laws or regulations that are applicable to us;

      o     environmental constraints on construction and operation;

      o     the rapidly changing market for energy products; and

      o     access to capital.

      Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by us will be realized or, even if realized, will have the expected consequences to or effects on us or our business, prospects, financial condition or results of operations. You should not place undue reliance on these forward-looking statements in making your investment decision. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to these forward-looking statements to reflect events or circumstances that occur or arise or are anticipated to occur or arise after the date hereof. In making an investment decision regarding the Securities, we are not making, and you should not infer, any representation about the likely existence of any particular future set of facts or circumstances.

                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY

      We are an operating public utility company engaged principally in the transportation, distribution and sale of electric energy and gas service in New Jersey. We currently supply electric energy and gas service in areas of New Jersey where approximately 5.5 million people, about 70% of the State's population, reside. Our electric and gas service area is a corridor of approximately 2,600 square miles running diagonally across New Jersey from Bergen County in the northeast to an area below the City of Camden in the southwest. The greater portion of this area is served with both electricity and gas, but some parts are served with electricity only and other parts with gas only. As of June 30, 2002, we provided service to approximately 2.0 million electric customers and approximately 1.6 million gas customers. This heavily populated, commercialized and industrialized territory encompasses most of New Jersey's largest municipalities, including its six largest cities--Newark, Jersey City, Paterson, Elizabeth, Trenton and Camden--in addition to approximately 300 suburban and rural communities. This service territory contains a diversified mix of commerce and industry, including major facilities of many corporations of national prominence. Our load requirements are almost evenly split among residential, commercial and industrial customers. We believe that we have all the franchises (including consents) necessary for our electric and gas distribution operations in the territory we serve. Such franchise rights are not exclusive.

      We are a New Jersey corporation. Our principal office is located at 80 Park Plaza, Newark, New Jersey 07102; our telephone number is 973-430-7000.

      You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus. See "Where You Can Find More Information."

                                 USE OF PROCEEDS

      Unless we state otherwise in the accompanying prospectus supplement, net proceeds from the sale of the Securities will be added to our general funds and will be used for general corporate purposes including the redemption or refunding of our outstanding indebtedness.

      Our ratios of earnings to fixed charges for each of the periods indicated is as follows:

                                              (unaudited)            Years Ended December 31,
                                           Six Months Ended   ---------------------------------------
                                             June 30, 2002    1997     1998    1999     2000     2001
                                           ----------------   ---------------------------------------
Ratios of Earnings to Fixed Charges .....        1.5x         2.6x     3.2x    3.5x     3.1x     1.6x

      The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose earnings consist of pre-tax income from continuing operations excluding extraordinary items, plus the amount of fixed charges adjusted to exclude: the amount of any interest capitalized during the period; and the actual amount of any preferred stock dividend requirements of majority-owned subsidiaries which were included in such fixed charges amount but not deducted in the determination of pre-tax income. Fixed charges consist of: interest, whether expensed or capitalized; amortization of debt discount, premium and expense; an estimate of interest implicit in rentals; and preferred securities dividend requirements of subsidiaries and preferred stock dividends, increased to reflect our pre-tax earnings requirements.

                        DESCRIPTION OF THE MORTGAGE BONDS

      The Mortgage Bonds are to be issued under and secured by the indenture dated August 1, 1924, between us and Wachovia Bank, National Association (formerly Fidelity Union Trust Company), as Trustee (the "Mortgage Trustee"), as amended and supplemented by the ninety-four supplemental indentures now in effect and by the proposed supplemental indentures to be dated the first day of the month in which each series of the Mortgage Bonds are issued (the "New Supplements") providing for the Mortgage Bonds, which indenture and supplemental indentures are hereinafter collectively called the "Mortgage" and are filed as Exhibits 4-1 through 4-95 to the Registration Statement. The following statement includes brief summaries of certain provisions of the Mortgage. For a complete statement of such provisions reference is made to the above-mentioned Exhibits, and to the particular Articles and Sections of the Mortgage. Mortgage Bonds issued or issuable under the Mortgage are hereinafter sometimes called "Mortgage Bonds". A copy of the Mortgage including a proposed New Supplement may be inspected at the office of the Mortgage Trustee at 21 South Street, Morristown New Jersey or at the office of the SEC, 450 Fifth Street, N.W., Washington, D.C.

      Mortgage Bonds will be issuable only in fully registered form in denominations of $1,000 and any multiple thereof. Mortgage Bonds will be transferable, and the several denominations thereof will be exchangeable for Mortgage Bonds of other authorized denominations, upon compliance with the applicable provisions of the Mortgage. No service charge will be made for any such transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

      The Mortgage does not contain any covenant or other provision that specifically is intended to afford holders of the Mortgage Bonds special protection in the event of a highly leveraged transaction.

Interest, Maturity and Payment

      See the accompanying prospectus supplement.

Redemption

      See the accompanying prospectus supplement.

Lien and Security

      The Mortgage Bonds sold pursuant to this prospectus will be secured by the lien of the Mortgage equally and proportionately with all other Mortgage Bonds. The Mortgage is a first lien on all of our property and franchises now owned or hereafter acquired (except cash, accounts and bills receivable, merchandise bought, sold or manufactured for sale in the ordinary course of business, stocks, bonds or other corporate obligations or securities, other than those now or hereafter specifically pledged thereunder, not acquired with the proceeds of Mortgage Bonds) (the effectiveness of the after-acquired property clause being subject to certain possible exceptions under New Jersey law which we do not regard as of practical importance), subject only (i) to liens for taxes, assessments and governmental charges and other liens, encumbrances, and rights, none of which liens, encumbrances or rights, in our opinion, materially affects the use of the mortgaged property or the value thereof as security for the Mortgage Bonds, (ii) to the lien of the Mortgage Trustee for compensation, expenses and indemnity to which it may be entitled under the Mortgage, and (iii) as to after-acquired property, to encumbrances, if any, existing thereon at the time of acquisition.

      Under New Jersey law, the State of New Jersey owns in fee simple for the benefit of the public schools all lands now or formerly flowed by the tide up to the mean high-water line, unless it has made a valid conveyance of its interest in such property. In 1981, because of uncertainties raised as to possible claims of State ownership, the New Jersey Constitution was amended to provide that lands formerly tidal-flowed, but which were not then tidal-flowed at any time for a period of forty years, where not subject to State Claims unless the State specifically defined and asserted a claim within the one-year period ending
November 2, 1982. As a result, the state published maps of the eastern (Atlantic) coast of New Jersey depicting claims to portions of many properties, including certain properties we own. We believe that we have good title to such properties and will vigorously defend our title, or will obtain such grants from the State as may ultimately be required. The cost to acquire any such grants may be covered by title insurance policies. Assuming that all of such State claims were determined adversely to us, they would relate to land, which, together with the improvements thereon, would amount to less than 1.0% of net plant in service. No maps depicting State claims to property owned by us on the western (Delaware River) side of New Jersey were published with the one-year period mandated by the Constitutional Amendment. Nevertheless, we believe that we have obtained all necessary grants from the State for our improved properties along the Delaware River.

      The after-acquired property clause may not be effective as to property acquired subsequent to the filing of a petition with respect to us under the Federal Bankruptcy Code.

      Our property subject to the lien of the Mortgage consists principally of our transmission lines, distribution lines, switching stations and substations, and our gas production plans and gas distribution facilities, and includes our undivided interests as a tenant in common without right of partition in jointly-owned gas production facilities and electric transmission lines.

Issuance of Mortgage Bonds

      Mortgage Bonds may be authenticated and delivered in a principal amount not exceeding 60% of the cost or fair value to us (whichever is less) of additions or permanent improvements to the mortgaged property within 250 miles of Newark, New Jersey, after deducting the cost of property permanently abandoned and the difference between the cost and the net amount realized on the sale of property sold at a price to net less than half of its cost; but only if our unconsolidated net earnings (before income taxes, amortization of debt discount and expense and fixed charges), for twelve consecutive months within the fifteen months preceding the application for the authentication of such additional Mortgage Bonds, shall have been at least twice our fixed charges, including interest on the Mortgage Bonds applied for. As of June 30, 2002, additions or improvements against which Mortgage Bonds may be authenticated amounted to approximately $1.0 billion. The principal amount of additional Mortgage

Bonds which may be issued on account of the acquisition of property subject to prior liens is that amount which might be issued if there were no such liens, less the principal amount of obligations secured by such liens and not then deposited with the Mortgage Trustee.

      Mortgage Bonds may also be authenticated and delivered under the Mortgage from time to time, in a principal amount equal to the principal amount of Mortgage Bonds (excluding Mortgage Bonds retired through a sinking fund or by the application of the proceeds of released property) or certain prior debt bonds purchased, paid, refunded, or retired by us and deposited with the Mortgage Trustee, upon such deposit.

      Mortgage Bonds may also be issued:

      o in a principal amount not exceeding the amount of cash deposited by us with the Mortgage Trustee, to be subsequently withdrawn on account of additions or improvements or as otherwise permitted by the Mortgage, upon compliance with the conditions which, as the time of withdrawal, would authorize the authentication of Mortgage Bonds in an amount equal to the cash withdrawn; or

      o in a principal amount not exceeding the principal amount of matured or maturing Mortgage Bonds or prior debt bonds, to provide for the payment or purchase thereof, within 12 months before maturity (including a maturity resulting from a call for redemption) or at or after maturity, provided that cash equal to the principal amount of the Mortgage Bonds so issued is simultaneously deposited with the Mortgage Trustee in exchange therefor.

      All new Mortgage Bonds will be issued under one of the above provisions.

Maintenance and Depreciation Provisions

      We must maintain the useful physical property subject to the Mortgage in good and businesslike working order and condition and make all needful and proper repairs, replacements and improvements thereto. We must also maintain a reserve for renewals and replacements, reasonable according to the current standard practice of gas and electric utility companies or as approved or fixed by the Board of Public Utilities of the State of New Jersey.

      The New Supplements will contain no maintenance provisions with respect to new Mortgage Bonds.

Dividend Restrictions

      So long as there remain outstanding any Mortgage Bonds (other than the Bonds of the 5% Series due 2037 and the 8% Series due 2037), we may not pay any dividend on our common stock other than dividends payable in such stock, or make any other distribution thereon or purchase or otherwise acquire for value any such stock if such action would reduce our earned surplus below $10,000,000 less all amounts on our books on December 31, 1948, which shall have been thereafter required to be removed therefrom by charges to earned surplus pursuant to any order or rule of any regulatory body thereafter entered.

Amendment of Mortgage

      The Mortgage may be modified by us and the Mortgage Trustee with the consent of the holders of 85% in principal amount of the Mortgage Bonds then outstanding (as defined in the Mortgage for such purposes), including, if the modification affects less than all series of Mortgage Bonds outstanding, the holders of 85% in principal amount of the outstanding Mortgage Bonds of each series affected. No such change, however, may alter the interest rate, redemption price or date, maturity date, or amount payable at maturity of any outstanding Mortgage Bond or conflict with the Trust Indenture Act of 1939 as then in effect (the "TIA"). Release and Substitution of Property

      Cash proceeds of released property held by the Mortgage Trustee:

      o may be paid to us to reimburse us for the full cost or fair value, whichever be less, of additions or improvements permitted under the Mortgage to be used as the basis for the issuance of additional Mortgage Bonds, without any net earnings requirement;

      o     may be paid to us in an  amount  equal to the  principal  amount  of
            Mortgage  Bonds  or  certain  prior  debt  bonds  purchased,   paid,
            refunded, or retired by us and deposited with the Mortgage Trustee;

      o     may be invested in obligations of the United States; or

      o may be utilized by the Mortgage Trustee for the purchase or redemption of Mortgage Bonds at the lowest prices obtainable.

      The Mortgage Trustee must release pledged prior debt bonds of any issue if all prior debt bonds of such issue have been pledged and there is no lien on any of the mortgaged property senior to the lien of the Mortgage but junior to the lien of the prior debt bonds to be released. The Mortgage Trustee must release franchises surrendered and structures removed or abandoned by us pursuant to a legal requirement or an agreement with a state or political subdivision thereof.

      Certain additional provisions as to the release of property are referred to above under "Issuance of Additional Mortgage Bonds" and "Maintenance and Depreciation Provisions".

Defaults

      The following constitute events of default under the Mortgage:

      o default in the payment of the principal of any Mortgage Bonds or prior debt bonds;

      o default, continued for three months, in the payment of interest on any Mortgage Bonds or in the payment of any installment of any sinking fund provided for any series of Mortgage Bonds;

      o default, continued for three months after written notice to us from the Mortgage Trustee or the holders of 5% in principal amount of the outstanding Mortgage Bonds, in the observance or performance of any other covenant or condition in the Mortgage; and

      o the adjudication of us as a bankrupt, the appointment of a receiver for us or our property or the approval of a petition for our reorganization under the Federal Bankruptcy Code, if no appeal from such action is taken within 30 days, or on the same becoming final.

      The Mortgage does not require us to furnish to the Mortgage Trustee any periodic evidence as to the absence of default or as to compliance with the terms of the Mortgage.

      The holders of 25% in principal amount of the Mortgage Bonds then outstanding (or a majority in principal amount of the Mortgage Bonds of any series in default, if default occurs in payments due with respect to Mortgage Bonds of less than all series) may require the Mortgage Trustee to take all steps needful for the protection and enforcement of the rights of the Mortgage Trustee and of the holders of Mortgage Bonds. The holders of 76% in principal amount of the Mortgage Bonds then outstanding have the right to direct and control the action of the Mortgage Trustee in any judicial or other proceedings to enforce the Mortgage.

      If a default in the payment of principal interest of sinking fund installment affects exclusively the Mortgage Bonds of one or more series, the holders of a majority of the outstanding Mortgage Bonds of the series so affected may require the Mortgage Trustee to accelerate the maturity of such Mortgage Bonds and also may require the Mortgage Trustee to take other action for the protection of such bondholders.

Certificate of Compliance

      Pursuant to the provisions of the TIA we are required to certify to the Mortgage Trustee, not less than annually, our compliance with all conditions and covenants under the Mortgage.

Concerning the Mortgage Trustee

      Wachovia Bank, National Association, Mortgage Trustee, is a paying agent under the Mortgage. We maintain other normal banking relationships with Wachovia Bank, National Association.

Book-Entry Mortgage Bonds

      Mortgage Bonds of a series may be issued, in whole or in part, in global form that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global mortgage bonds may be issued in either registered or bearer form and in either temporary or permanent form (a "Global Security"). Unless otherwise provided in the prospectus supplement, Mortgage Bonds that are represented by a Global Security will be issued in denominations of $1,000 and multiples thereof, and will be issued in registered form only, without coupons. Payments of principal of (and premium, if any) and interest, if any, on Mortgage Bonds represented by a Global Security will be made by us to the Mortgage Trustee, and then by such Mortgage Trustee to the depositary.

      We anticipate that any Global Securities will be deposited with, or on behalf of, The Depository Trust Company (the "DTC"), New York, New York, that such Global Securities will be registered in the name of DTC's nominee, and that the following provisions will apply to the depositary arrangements with respect to any such Global Securities. Additional or differing terms of the depositary arrangements will be described in the prospectus supplement.

      So long as DTC or its nominee is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole holder of the Mortgage Bonds represented by such Global Security for all purposes under the Mortgage. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Mortgage Bonds represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Mortgage Bonds in certificated form and will not be considered the owners or holders thereof under the Mortgage. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; such laws may limit the transferability of beneficial interests in a Global Security.

      If (1) DTC is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days following notice to us; (2) we determine, in our sole discretion, not to have any Mortgage Bonds represented by one or more Global Securities, or (3) an event of default under the Mortgage has occurred and is continuing, then we will issue individual Mortgage Bonds in certificated form in exchange for the relevant Global Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Mortgage Bonds in certificated form of like tenor and rank, equal in principal amount to such beneficial interest and to have such Mortgage Bonds in certificated form registered in its name. Unless otherwise provided in the prospectus supplement, Mortgage Bonds so issued in certificated form will be issued in denominations of $1,000 or multiples thereof and will be issued in registered form only, without coupons.

      The following is based on information furnished by DTC and applies to the extent that it is the depositary, unless otherwise provided in the prospectus supplement:

      Registered Owner. The Mortgage Bonds will be issued as fully registered securities in the name of Cede & Co., which is DTC's partnership nominee. The Mortgage Trustee will deposit the Global Securities with the depositary. The deposit with the depositary and its registration in the name of Cede & Co. will not change the nature of the actual purchaser's ownership interest in the Mortgage Bonds.

      DTC's Organization. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of that law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

      DTC is owned by a number of its direct participants and the New York Stock Exchange, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and some other organizations who directly participate in DTC. Other entities may access DTC's system by clearing transactions through or maintaining a custodial relationship with direct participants. The rules applicable to DTC and its participants are on file with the SEC.

      DTC's Activities. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts. Doing so eliminates the need for physical movement of securities certificates.

      Participants' Records. Except as otherwise provided in this prospectus or a prospectus supplement, purchases of Mortgage Bonds must be made by or through a direct participant, which will receive a credit for the Mortgage Bonds on the depositary's records. The purchaser's interest is in turn to be recorded on the participants' records. Actual purchasers will not receive written confirmation from the depositary of their purchase, but they generally receive confirmations along with periodic statements of their holdings from the participants through which they entered into the transaction.

      Transfers of interest in the Global Securities will be made on the books of the participants on behalf of the actual purchasers. Certificates representing the interest in Mortgage Bonds will not be issued unless the use of Global Securities is suspended.

      The depositary has no knowledge of the actual purchasers of Global Securities. The depositary's records only reflect the identity of the direct participants, who are responsible for keeping account of their holdings on behalf of their customers.

      Notices Among the Depositary, Participants and Actual Owners. Notices and other communications by the depositary, its participants and the actual purchasers will be governed by arrangements among them, subject to any legal requirements in effect.

      Voting Procedures. Neither DTC nor Cede & Co. will give consents for or vote the Global Securities. The depositary generally mails an omnibus proxy to us just after the applicable record date. That proxy assigns Cede & Co.'s voting rights to the direct participants to whose accounts the Mortgage Bonds are credited at that time.

      Payments. Principal, premium, if any, and interest payments made by us will be delivered to the depositary. DTC's practice is to credit direct participants' accounts on the applicable payment date unless it has reason to believe that it will not receive payment on that date. Payments by participants to actual purchasers will be governed by standing instructions and customary practices, as is the case with securities held for customers in bearer form or registered in "street name." Those payments will be the responsibility of that participant and not the depositary, the Mortgage Trustee or us, subject to any legal requirements in effect at that time.

      We are responsible for payment of principal, interest and premium, if any, to the Mortgage Trustee who is responsible for paying it to the depositary. The depositary is responsible for disbursing those payments to direct participants. The participants are responsible for disbursing payments to the actual purchasers.

      DTC may discontinue providing its services as securities depositary with respect to the Mortgage Bonds at any time by giving reasonable notice to the applicable Paying Agent or us. Under such circumstances, in the event that a successor securities depositary is not appointed, Mortgage Bond certificates are required to be printed and delivered.

      We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, Mortgage Bonds certificates will be printed and delivered.

      The information in this section concerning DTC and DTC's book-entry system has been obtained from sources (including DTC) that we believe to be reliable, but we take no responsibility for the accuracy thereof.

      Unless stated otherwise in the prospectus supplement, the underwriters or agents with respect to a series of Mortgage Bonds issued as Global Securities will be direct participants in DTC.

      None of any underwriter or agent, the Mortgage Trustee, any applicable Paying Agent or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Resignation and Removal of Mortgage Trustee

      The Mortgage Trustee may resign or be removed with respect to one or more series of Mortgage Bonds and a successor Mortgage Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Mortgage Trustee with respect to different series of Mortgage Bonds under the Mortgage, each such Mortgage Trustee shall be a Mortgage Trustee of a trust thereunder separate and apart from the trust administered by any other such Mortgage Trustee, and any action described herein to be taken by the Mortgage Trustee may then be taken by each such Mortgage Trustee with respect to, and only with respect to, the one or more series of Mortgage Bonds for which it is Mortgage Trustee.

The Mortgage Trustee

      We maintain ordinary banking relationships with Wachovia Bank, National Association including credit facilities and lines of credit. Wachovia Bank, National Association also serves as trustee under the indenture dated December 1, 2000 with respect to our senior unsecured debt securities and under other indentures under which we or our affiliates are the obligors.

                  DESCRIPTION OF THE SECURED MEDIUM-TERM NOTES

      The Secured Medium-Term Notes (the "Secured Medium-Term Notes") will be issued under the Indenture of Trust, dated as of March 1, 1993 (the "Note Indenture"), between us and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank (National Association)), as trustee (the "Note Trustee"). A copy of the Note Indenture may be inspected at the office of the Note Trustee at 4 Chase MetroTech Center, Brooklyn, N.Y 11245, or at the office of the SEC, 450 Fifth Street, N.W., Washington, D.C.

      Except  as  may  otherwise  be  provided  in  any  applicable   prospectus
supplement or pricing supplement, each Secured Medium-Term Note will have the following terms and provisions:

General

      The Note Indenture provides that the Secured Medium-Term Notes of any series may be issued at various times, may have differing maturity dates and may bear interest at differing rates. The prospectus supplement relating to each series of Secured Medium-Term Notes will specify the following terms:

      o     the date of issue;

      o the stated maturity date, which will be a date ranging from 1 year to 30 years from the date of issue;

      o     the interest rate;

      o the date(s) on which interest shall be payable and related regular record date(s) if other than as referred to below;

      o     any optional redemption provisions;

      o the purchase price, specified as a percentage of the principal amount thereof;

      o     issuance in book-entry or certificated form; and

      o any other applicable material provisions not otherwise described herein.

      The Secured Medium-Term Notes will be issued in United States dollars in minimum denominations of $1,000 or in any amount in excess thereof that is an integral multiple of $1,000, except that the denomination of any Secured Medium-Term Note issued in the form of a Global Note (as defined herein) will not exceed the maximum amount as may be specified by the Depository (as defined herein) from time to time. Unless otherwise specified in the applicable prospectus supplement, interest will be payable semiannually in arrears on March 1 and September 1 of each year (each, an "Interest Payment Date") and on the stated maturity date or date of earlier redemption (the "Maturity Date") and the regular record date relating to an Interest Payment Date other than the Maturity Date will be February 15 and August 15, respectively (each, a "Regular Record Date").

      We have designated the Note Trustee as the paying agent and registrar of the Secured Medium-Term Notes. The Secured Medium-Term Notes may be transferred or exchanged at the office of the Note Trustee referred to above. No service charge will be made to register any transfer or exchange of the Notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Note Indenture does not contain any covenant or other provision that specifically is intended to afford the registered holders of the Secured Medium-Term Notes special protection in the event of a highly leveraged or similar transaction.

Interest Rates and Payments

      Each Secured Medium-Term Note shall bear interest from its date of issue at the rate indicated in the applicable prospectus supplement or pricing supplement; provided, however, that the interest rate on any Secured Medium-Term Note shall not exceed 10% per annum. Interest payments will be made on each Interest Payment Date commencing with the first Interest Payment Date following the date of issue; provided, however, that the first payment of interest on any Secured Medium-Term Note originally issued between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered holder on such succeeding Regular Record Date. Each payment of interest will include interest accrued from and including the date of issue or the immediately preceding Interest Payment Date to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      Interest will be payable on an Interest Payment Date other than the Maturity Date to the registered holder in whose name such Secured Medium-Term
Note is registered at the close of business on the applicable Regular Record Date, while interest payable on the Maturity Date will be payable to the person to whom the principal thereof is payable. If interest on an Interest Payment Date other than the Maturity Date is not timely paid when due, the Note Trustee shall establish a special record date at the time when funds become available for payment of interest on the applicable secured Medium-Term Note, and interest on such secured Medium-Term Note shall be payable to the person in whose name such Secured Medium-Term Note is registered at the close of business on such special record date.

      We anticipate that the Secured Medium-Term Notes will be issued only in the form of one or more Global Notes. The principal of, and premium, if any, and interest on, any Global Note will be paid in the manner described below in "Book-Entry System". We may also issue Secured Medium-Term Notes in certificated form. Interest on any Secured Medium-Term Note issued in certificated form will be payable on an Interest Payment Date other than the Maturity Date by check payable in clearinghouse or similar next-day funds and mailed on such Interest Payment Date to the registered holder entitled thereto at such registered holder's address as it appears as of the close of business on the Regular Record Date relating to such Interest Payment Date in the register for the Secured Medium-Term Notes maintained by the Note Trustee; provided, however, that each registered holder of one or more Secured Medium-Term Notes in an aggregate principal amount of $10,000,000 or more (whether or not having identical or different terms and provisions) will be entitled to receive such payments of interest on such date by wire transfer of immediately available funds to a bank within the continental United States or by direct deposit into the account of such registered holder if such account is maintained with the Note Trustee or any paying agent, provided that appropriate wire transfer instructions have been received by the Note Trustee from such registered holder at least five Business Days (as defined herein) prior to the applicable Interest Payment Date. The principal of, and premium, if any, and interest on, any Secured Medium-Term Note issued in certificated form which is due on the Maturity Date will be payable in immediately available funds upon presentation and surrender of such secured Medium-Term Note on the Maturity Date at the office of the Note Trustee referred to above.

      If an Interest Payment Date or the Maturity Date for a Secured Medium-Term Note falls on a day that is not a Business Day, principal, premium, if any, and interest payable with respect to such Interest Payment Date or the Maturity Date, as the case may be, will be paid on the next succeeding Business Day, and no interest will accrue with respect to such required payment for the period from and after such

Interest Payment Date or the Maturity Date, as the case may be. "Business Day" means each day other than a Saturday or Sunday which is not a day on which banking institutions or trust companies in The City of New York are obligated or authorized by law or executive order to close.

Mandatory Redemption

      The Secured Medium-Term Notes will be subject to mandatory redemption by us at any time that, pursuant to the provisions of Section 4C of Article Eight of the Mortgage, the proceeds of released property or other moneys held by the Mortgage Trustee are applied to the redemption of the Pledged Bond (as defined herein) that services and secures the particular series of Secured Medium-Term Notes. For purposes of determining which of our Mortgage Bonds are subject to such mandatory redemption, the Mortgage Trustee shall consider the stated annual interest rate of the Pledged Bond and not the weighted average interest rate of the outstanding Secured Medium-Term Notes. The redemption price of the Secured Medium-Term Notes in such cases shall be 100% of the principal amount thereof plus accrued interest to the date fixed for redemption. See "Description of Pledged Bond--Redemption". In case of such redemption, the Note Trustee will give notice of redemption by mail to the registered holders of Secured Medium-Term Notes not less than 30 days nor more than 60 days prior to the date fixed for redemption. If less than all of the Secured Medium-Term Notes of the particular series are to be redeemed, the Note Trustee shall select the particular Secured Medium-Term Notes to be redeemed in such manner as it shall deem appropriate and fair.

Optional Redemption

      The applicable prospectus supplement will or pricing supplement specify the additional terms, if any, upon which the Secured Medium-Term Notes may otherwise be redeemed by us. In such case, the Note Trustee will give notice of redemption by mail to the registered holders of Secured Medium-Term Notes not less than 30 days nor more than 60 days prior to the date fixed for redemption. However, in the event that any premium would be due in connection with any Secured Medium-Term Notes to be called for redemption, the Note Trustee is prohibited from calling such Notes for redemption unless we have deposited with the Note Trustee the amount of the premium that would be due and payable on the date fixed for redemption.

Security

      The Secured Medium-Term Notes will be serviced and secured equally and ratably by one or more series of our Mortgage Bonds (the "Pledged Bond"), in an aggregate principal amount equal to the amount of Secured Medium-Term Notes issued and pledged by us and delivered to the Note Trustee in accordance with the Note Indenture. The Pledged Bond services and secures the payment of the principal of, and interest on, the Secured Medium-Term Notes; provided, however, that the Pledged Bond neither services nor secures any premium due in respect of the Secured Medium-Term Notes. The principal amount of the Pledged Bond deemed outstanding will at all times be equal to the outstanding principal amount of the Secured Medium-Term Notes that it services and secures. The Pledged Bond will be deemed to bear interest corresponding to the required payments of interest in respect of such Secured Medium-Term Notes. Payments of principal and interest in respect of the Secured Medium-Term Notes will constitute payments on the Pledged Bond. The Pledged Bond constitutes one or more separate series of our Mortgage Bonds, all of which are secured by a lien on substantially all of the property owned by us. The registered holders of the Secured Medium-Term Notes will be entitled to the benefits of the security afforded by such lien on such property only upon the occurrence of an event of default under the Mortgage and acceleration of the principal of our First and Refunding Mortgage Bonds in accordance with the Mortgage. Accordingly, upon the occurrence of an Event of Default under the Note Indenture other than one relating to the acceleration of the principal of the Mortgage Bonds in accordance with the Mortgage, the registered holders of the Notes will not be entitled to take any action with respect to the property securing the Pledged Bond.

Events of Default

      The Note Indenture provides that the following shall constitute "Events of Default" with respect to any series of Secured Medium-Term Notes:

      o default in the payment of principal of, or premium, if any, on, any Secured Medium-Term Note of any series when due and payable;

      o default in the payment of interest on any Secured Medium-Term Note of any series when due and payable which continues for 30 days;

      o default in the performance or breach of any other covenant or agreement of ours in the Secured Medium-Term Notes of any series or in the Note Indenture and the continuation thereof for 60 days after written notice to us as provided in the Note Indenture;

      o the occurrence of an event of default under the Mortgage and acceleration of the principal of our Mortgage Bonds in accordance with the Mortgage; and

      o     certain events of bankruptcy, insolvency or reorganization.

      If an Event of Default, other than one relating to an event of default under the Mortgage, occurs and is continuing, either the Note Trustee or the registered holders of a majority in aggregate principal amount of the outstanding Secured Medium-Term Notes of such series may declare the principal amount of all Secured Medium-Term Notes of such series to be due and payable immediately. At any time after an acceleration of the Secured Medium-Term Notes of such series has been declared, but before a judgment or decree for the immediate payment of the principal amount of such Secured Medium-Term Notes has been obtained and so long as all of our Mortgage Bonds have not been accelerated, the registered holders of a majority in aggregate principal amount of the outstanding Secured Medium-Term Notes of such series may, under certain circumstances, rescind and annul such acceleration and its consequences. If an Event of Default relating to the acceleration of the principal of the Mortgage Bonds in accordance with the Mortgage occurs, the principal of all of the Secured Medium-Term Notes, together with interest accrued thereon, shall become due and payable immediately without the necessity of any action by the Note Trustee or the holders of any Secured Medium-Term Notes; provided, however, that a rescission and annulment of the declaration that our Mortgage Bonds outstanding under the Mortgage be due and payable prior to their stated maturities shall constitute a waiver of such Event of Default and of its consequences.

      The Note Indenture contains a provision entitling the Note Trustee, subject to the duty of the Note Trustee during default to act with the required standard of care, to be indemnified by the registered holders of the Secured Medium-Term Notes of any series before proceeding to exercise any right or power under the Note Indenture with respect to such series at the request of such registered holders. The Note Indenture provides that no registered holders of Secured Medium-Term Notes of any series may institute any proceedings, judicial or otherwise, to enforce the Note Indenture except in the case of failure of the Note Trustee, for 60 days, to act after it has received a written request to enforce such Note Indenture by the registered holders of at least 25% in aggregate principal amount of the then outstanding Secured Medium-Term Notes of such series and an offer of reasonable indemnity. This provision will not prevent any registered holder of Secured Medium-Term Notes from instituting any proceedings to enforce payment of the principal thereof (and premium, if any) and interest thereon at the respective due dates thereof. The registered holders of a majority in aggregate principal amount of the Secured Medium-Term Notes of any series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Note Trustee or exercising any trust or power conferred on it with respect to the Secured Medium-Term Notes of such series, provided that such direction shall not be in conflict with any rule of law or with the Note Indenture or the Secured Medium-Term Notes of any series, shall not involve the Note Trustee in personal liability and shall not be unjustly prejudicial to registered holders of the Secured Medium-Term Notes of such series not joining therein. See "Voting of Pledged Bond".

      The Note Indenture provides that the Note Trustee, within 90 days after the occurrence of a default with respect to any series of Secured Medium-Term Notes, is required to give the registered holders of the Secured Medium-Term Notes of such series notice of such default, unless such default has been waived or cured, but, except in the case of default in the payment of principal of, or premium, if any, or interest on, any Secured Medium-Term Note of any series, the Note Trustee may withhold such notice if it determines in good faith that it is in the interest of such registered holders to do so.

Certificate of Compliance

      Pursuant to the Trust Indenture Act of 1939, as amended, we are required to certify to the Note Trustee, not less than annually, our compliance with all conditions and covenants under the Note Indenture.

Voting of Pledged Bond

      The Note Trustee, as the holder of the Pledged Bond pledged by us in accordance with the Note Indenture, shall attend any meeting of bondholders under the Mortgage as to which it receives due notice. Either at such meeting, or otherwise where any action, amendment, modification, waiver or consent to or in respect of the Mortgage or the Pledged Bond issued under the Mortgage (sometimes referred to as a "proposed action") is sought without a meeting, the Note Trustee shall vote each series of Pledged Bond held by it as described below. The Note Trustee may agree to any proposed action without the consent of or notice to the registered holders of Secured Medium-Term Notes of any series where such proposed action would not adversely affect the registered holders of such series of Secured Medium-Term Notes. In the event that any proposed action would adversely affect the registered holders of any series of outstanding Secured Medium-Term Notes, the Note Trustee shall not vote the Pledged Bond that services and secures such series of Secured Medium-Term Notes without notice to and the approval of the registered holders of Secured Medium-Term Notes of such series as follows: (a) if the proposed action does not affect any of our Mortgage Bonds outstanding under the Mortgage other than one or more series of Pledged Bond, the Note Trustee may vote each series of Pledged Bonds held by it only with approval of the registered holders of at least a majority in aggregate principal amount of the outstanding Secured Medium-Term Notes of each series serviced and secured by that series of Pledged Bonds which would be affected by the proposed action; or (b) if the proposed action affects our Mortgage Bonds outstanding under the Mortgage in addition to the Pledged Bond held by the Note Trustee, the Note Trustee shall deliver notice of the proposed action to the registered holders of each series of Secured Medium-Term Notes requesting their response and, if the registered holders of at least 25% in aggregate principal amount of the outstanding Secured Medium-Term Notes affected by the proposed action respond, the Note Trustee shall vote all of the Pledged Bond proportionately in accordance with the directions received from the responding registered holders, provided that if the registered holders of at least a majority in aggregate principal amount of the outstanding Secured Medium-Term Notes affected by the proposed action respond with the same direction, the Note Trustee shall vote all of the Pledged Bond in accordance with such direction, and provided further that if the registered holders of less than 25% in aggregate principal amount of the outstanding Secured Medium-Term Notes affected by the proposed action respond in accordance with such procedure, the Note Trustee shall vote an equivalent portion (in principal amount) of the Pledged Bond proportionately in accordance with the directions so received and shall not vote the remaining Pledged Bond. Notwithstanding the foregoing, the Note Trustee shall not, without unanimous consent of the registered holders of outstanding Secured Medium-Term Notes of any series, consent to any proposed action which would (i) decrease the amount payable on any Pledged Bond held by the Note Trustee, (ii) change the Interest Payment Dates or the Maturity Dates of any Pledged Bond, or (iii) require unanimous consent of the holders of the Mortgage Bonds outstanding under the Mortgage.

Consolidation, Merger and Transfer of Assets

      Under the Note Indenture, we may not consolidate with or merge into any corporation, or transfer its properties or assets substantially as an entirety to any person, unless:

      o the successor corporation or transferee is a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and expressly assumes our obligations in the Secured Medium-Term Notes and the Note Indenture;

      o after giving effect to the transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing; and

      o     certain other conditions are met.

Modification and Waiver

      Modifications of and amendments to the Note Indenture may be made by us and the Note Trustee with the consent of the registered holders of a majority in aggregate principal amount of the outstanding Secured Medium-Term Notes of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the registered holder of each outstanding Secured Medium-Term Note affected thereby:

      o change the stated maturity date of the principal of, or reduce the rate or extend the time of payment of interest on, any Secured Medium-Term Note;

      o reduce the principal amount of, or any premium on, any Secured Medium-Term Note;

      o change the place or currency of payment of the principal of (or premium, if any) or interest on any Secured Medium-Term Note;

      o change the date on which any Secured Medium-Term Note may be redeemed;

      o impair the right to institute suit for the enforcement of any required payment on or with respect to any Secured Medium-Term Note;

      o impair the security interest under the Note Indenture in any Pledged Bond; or

      o reduce the percentage of the aggregate principal amount of the outstanding Secured Medium-Term Notes of any series the consent of whose registered holders is required for modification or amendment of the Indenture or for waiver of certain defaults except to increase such percentage or to provide that certain other provisions of the Note Indenture cannot be modified or waived without the consent of the registered holder of each outstanding Secured Medium-Term Note affected thereby.

      The Note Indenture also contains provisions permitting us and the Note Trustee, without the consent of any registered holders of Secured Medium-Term Notes, to enter into supplemental indentures, in form satisfactory to the Note Trustee, for any of the following purposes:

      o to evidence the succession of another corporation to us and the assumption by such successor of our obligations and covenants in the
            Note Indenture and the Secured Medium-Term Notes;

      o to add to our covenants for the benefit of the registered holders of all or any series of Secured Medium-Term Notes (and if such covenants are to be for the benefit of less than all series of Secured Medium-Term Notes, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power herein conferred upon us;

      o to change or eliminate any of the provisions of the Note Indenture, provided that any such change or elimination shall become effective only when there is no Secured Medium-Term Note outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

      o to establish the form or terms of Secured Medium-Term Notes of any series as otherwise permitted by the Note Indenture;

      o     to evidence and provide for the acceptance of appointment  under the
            Note Indenture by a successor Note Trustee with respect to the Secured Medium-Term Notes and to add to or change any of the provisions of the Note Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Note Trustee;

      o     to cure any ambiguity, to correct or supplement any provision in the
            Note Indenture which may be defective or inconsistent with any other provision of the Note Indenture, or to make any other provisions with respect to matters or questions arising under the Note Indenture which shall not be inconsistent with any provision of the
            Note Indenture, provided such other provisions shall not adversely affect the interests of the registered holders of Secured Medium-Term Notes of any series in any material respect;

      o to modify, eliminate or add to the provisions of the Note Indenture to such extent as shall be necessary to effect the qualification of the Note Indenture under the Trust Indenture Act of 1939, as amended, or under any similar federal statute and to add to the Note Indenture such other provisions as may be expressly required under such Act;

      o to grant to or confer upon the Note Trustee for the benefit of the registered holders of one or more series of Secured Medium-Term Notes any additional rights, remedies, powers or authority;

      o     to permit the Note Trustee to comply with the law;

      o to define or specify the duties, responsibilities and relationships of and among the Note Trustee and any authenticating or paying agent; or

      o to make any other change that is not prejudicial, in our judgment, to the Note Trustee or the registered holders of any Secured Medium-Term Notes.

      The registered holders of a majority in aggregate principal amount of the Secured Medium-Term Notes of any series may, on behalf of all registered holders of the Secured Medium-Term Notes of such series, waive any past default or Event of Default except

      o with respect to an Event of Default relating to an event of default under the Mortgage,

      o a default in the payment of principal of, or premium, if any, or interest on, any Secured Medium-Term Note of such series or

      o a default in respect of a covenant or provision the modification or amendment of which would require the consent of the registered holder of each outstanding Secured Medium-Term Note affected thereby.

Satisfaction and Discharge

      The Note Indenture provides that we will be discharged from any and all obligations in respect of any series of Secured Medium-Term Notes (except for certain obligations such as obligations to register the transfer or exchange of Secured Medium-Term Notes of such series, replace stolen, lost or mutilated Secured Medium-Term Notes of such series and maintain paying agencies) if, among other things, we irrevocably deposit with the Note Trustee, in trust for the benefit of registered holders of Secured Medium-Term Notes of such series, money or United States government obligations, or any combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to make all payments of principal of, and premium, if any, and interest on, the Secured Medium-Term Notes of such series on the dates such payments are due in accordance with the terms of the Note Indenture and the Secured Medium-Term Notes of such series. Thereafter, the registered holders of Secured Medium-Term Notes of such series must look only to such deposit for payment of the principal of, and premium, if any, and interest on, Secured Medium-Term Notes of such series.

Concerning the Note Trustee

      We also maintain other normal banking relationships with the Note Trustee.

Book-Entry System

      The Secured Medium-Term Notes may be issued in whole or in part in the form of one or more fully-registered global Secured Medium-Term Notes (each, a "Global Note") which will be deposited with, or on behalf of The Depository Trust Company (the "Depository") and registered in the name of the Depository's nominee. A Global Note may represent one or more Secured Medium-Term Notes issued in book-entry form, provided that all Secured Medium-Term Notes represented by a Global Note will bear interest at the same rate and have the same date of issue, stated maturity date, optional redemption terms, if any, and other variable terms. Except as set forth below, a Global Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any nominee to a successor of the Depository or a nominee of such successor. For more information on the Depository see:
"Description of the Mortgage Bonds-Book--Entry Mortgage Bonds".

                           DESCRIPTION OF PLEDGED BOND

      The Pledged Bond is to be issued under and secured by the Mortgage. For a description of the Mortgage, see "Description of the Mortgage Bonds." The Pledged Bond will constitute a series of our Mortgage Bonds.

      The Pledged Bond will be issued initially to the Note Trustee and will be issuable only in fully registered form in any denomination authorized by us. The Pledged Bond will be transferable and the several denominations thereof will be exchangeable for Bonds of other authorized denominations but of the same series and aggregate principal amount, upon compliance with the applicable provisions of the Mortgage. No service charge will be made for any such transfer or exchange, but we may require payment of a sum, sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

      Interest, Maturity and Payment

      Interest on the Pledged Bond shall accrue at fixed rate per annum stated in the applicable prospectus supplement computed on the basis of a 360-day year of twelve 30-day months and shall be payable semi-annually in arrears on March 1 and September 1 of each year, subject to receipt of certain credits against principal and interest and such obligations as set forth below.

      In addition to any other credit, payment or satisfaction to which we are entitled with respect to the Pledged Bond, we shall be entitled to credits against amounts otherwise payable in respect of the Pledged Bond in an amount corresponding to

      o the principal amount of any of our Secured Medium-Term Notes issued under the Note Indenture secured thereby surrendered to the Note Trustee by us, or purchased by the Note Trustee, for cancellation,

      o the amount of money held by the Note Trustee and available and designated for the payment of principal or redemption price (other than premium) of, and/or interest on, the Secured Medium-Term Notes secured thereby, regardless of the source of payment to the Note Trustee of such moneys and

      o the amount by which principal of and interest due on the Pledged Bond exceeds principal of and interest due on the Secured Medium-Term Notes secured thereby. The Note Trustee shall make notation on the Pledged Bond of any such credit.

Redemption

      The Pledged Bond shall be subject to redemption prior to maturity under the conditions and upon payment of the amounts as may be specified in the following conditions:

      o at any time in whole or in part at our option upon receipt by the Mortgage Trustee of our written certification and of the Note Trustee that the principal amount of the Secured Medium-Term Notes then outstanding under the Note Indenture is not in excess of such principal amount of the Pledged Bond as shall remain pledged to the Note Trustee after giving effect to such redemption; or

      o at any time by the application of any proceeds of released property or other money held by the Mortgage Trustee and which, pursuant the Mortgage, are applied to the redemption of the Pledged Bond, upon payment of 100% of the principal amount thereof, together with interest accrued to the redemption date, provided that any such payment shall be subject to receipt by us of certain credits against such obligations as set forth above.

                              PLAN OF DISTRIBUTION

Mortgage Bonds

      We will sell the Mortgage Bonds through competitive bidding procedures set forth in our Statement of Terms and Conditions Relating to Bids for New First and Refunding Mortgage Bonds (the "Terms and Conditions") filed as Exhibit 1-1a to this registration statement. Written notice of bidding for any series of Mortgage Bonds will be provided, in accordance with the Terms and Conditions, to prospective bidders or, in the case of a group of bidders, to the representative of the group, who have notified us that they intend to submit a bid and wish to be provided with notice of the time and date of bidding, at least twenty-four hours prior to the time designated for the opening of bids for a new series or issue of Mortgage Bonds. Such notice will advise bidders of:

      (1)   the date and time for receipt of bids,

      (2) whether bids will be received in writing, by telephone confirmed in writing or either in writing or by telephone confirmed in writing,

      (3) the principal amount of the particular series or issue of the Mortgage Bonds,

      (4)   the series designation of the Mortgage Bonds,

      (5) the minimum and maximum percentages of principal amount which may be specified in the bid as the purchase price for the Mortgage Bonds,

      (6)   the term of the Mortgage Bonds,

      (7) the terms and conditions upon which such Mortgage Bonds may be redeemed, either at our option, pursuant to any sinking fund or otherwise, and

      (8) such other provisions that we may set to establish the terms and conditions of the Mortgage Bonds and the terms of the bidding therefore.

      Thereafter, we may also notify such bidders or representative, orally, confirmed in writing, not less than 30 minutes prior to the time designated for receiving bids, of any reduced principal amount of the Mortgage Bonds for which we may elect to receive bids.

      Upon the acceptance of a bid for a series or issue of the Mortgage Bonds, a Purchase Agreement, substantially in the form of Exhibit 1-1b to this registration statement, will become effective providing for the issuance and sale of such Mortgage Bonds pursuant to a firm commitment underwriting on the terms set forth therein.

      The prospectus supplement will set forth the terms of the offering of the particular series or issue of Mortgage Bonds to which such prospectus supplement relates, including, as applicable:

      1. the name or names of the successful bidders with whom we have entered into the Purchase Agreement;

      2.    the  initial  public  offering or  purchase  price of such  Mortgage
            Bonds;

      3. any underwriting discounts, commissions and other items constituting underwriters' compensation from us and any other discounts, concessions or commissions allowed or reallowed or paid by any underwriters to other dealers;

      4.    the net proceeds to us; and

      5. the securities exchanges, if any, on which such Mortgage Bonds will be listed.

      Some of the underwriters, dealers or agents and some of their affiliates who participate in the distribution of Mortgage Bonds may engage in other transactions with, and perform other services for, us and our affiliates in the ordinary course of business.

      The form of the Purchase Agreement provides that the consummation of the purchase of each series or issue of the Mortgage Bonds will be subject to certain conditions precedent and that we will indemnify each underwriter or purchaser against certain civil liabilities, including liabilities under the Securities Act.

Secured Medium-Term Notes

      If we sell Secured Medium-Term Notes, we will offer them on a continuing basis through such agents as we shall designate, each of which will be required to agree to use its reasonable best efforts to solicit purchases of the Secured Medium-Term Notes. The Secured Medium-Term Notes may also be sold to an agent as principal for reoffering as described below. We will have the sole right to accept offers to purchase Secured Medium-Term Notes and may reject any proposed purchase of Secured Medium-Term Notes in whole or in part. Each agent will have the right, in its discretion reasonably exercised, to reject any proposed purchase of Secured Medium-Term Notes through it in whole or in part. We will pay a commission to an agent, depending upon maturity, at the rate or rates stated in the applicable prospectus supplement for each Secured Medium-Term Note sold through such agent.

      Unless otherwise specified in the applicable prospectus supplement, any Secured Medium-Term Note sold to an agent as principal will be purchased by such agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to any agency sale of a Secured Medium-Term Note of identical maturity. Such Secured Medium-Term Note may be resold by the agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale or may be resold to certain dealers. Resales of Secured Medium-Term Notes by an agent to a dealer may be made at a discount, which will not be in excess of the discount to be received by such agent from us. After the initial public offering of Secured Medium-Term Notes to be resold to investors and other purchasers on a fixed public offering price basis, the public offering price, concession and discount may be changed.

General Information

      Underwriters, dealers and agents that participate in the distribution of the Mortgage Bonds or Secured Medium-Term Notes may be underwriters, as defined in the Securities Act of 1933, and any discounts, concessions or commissions that we pay them and any profit on their resale of the Mortgage Bonds or Secured Medium-Term Notes offered by this prospectus may be treated as underwriting discounts, concessions and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement.

      We may have agreements with the underwriters, dealers and agents who participate in the sale of Mortgage Bonds or Secured Medium-Term Notes to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

      Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.

      The Mortgage Bonds or Secured Medium-Term Notes of a series, when first issued, will have no established trading market. Any underwriters or agents to or through whom we sell Mortgage Bonds or Secured Medium-Term Notes of a series for public offering and sale may make a market in such securities, but will not be obligated to do so and could stop doing so at any time without notice. We cannot assure you that a market for any series of Mortgage Bonds or Secured Medium-Term Notes we issue will exist or be liquid.

      If we indicate in a prospectus supplement, we will authorize underwriters or our agents to solicit offers by certain institutional investors to purchase Mortgage Bonds or Secured Medium-Term Notes from us which will be paid for and delivered on a future date specified in the prospectus.

                                  LEGAL MATTERS

      The legality of the Mortgage Bonds and Secured Medium-Term Notes will be passed on for us by James T. Foran, Esq., our General Corporate Counsel, or R. Edwin Selover, Esq., our Senior Vice President and General Counsel, who may rely on the opinion of Ballard Spahr Andrews & Ingersoll, LLP, of Philadelphia, Pennsylvania, as to matters of Pennsylvania law. Sidley Austin Brown & Wood LLP, New York, New York, will pass on the legality of the Mortgage Bonds and Secured Medium-Term Notes for any underwriters, agents or dealers and may rely on the opinion of Counsel of the Company as to matters of New Jersey law and on the opinion of Ballard Spahr Andrews & Ingersoll, LLP as to matters of Pennsylvania law.

                                     EXPERTS

      Mr. Foran and Mr. Selover have each reviewed the statements in this prospectus as to the lien of the Mortgage securing the Mortgage Bonds under "Description of the Mortgage Bonds -- Lien and Security" (except insofar as they relate to the lien of the Mortgage on our property located in Pennsylvania).
Such statements insofar as they relate to the lien of the Mortgage on our property located in Pennsylvania have been reviewed by Ballard Spahr Andrews & Ingersoll, LLP. The statements as to liens and encumbrances on our property are based in part on title insurance policies and reports and searches obtained from companies engaged in the business of insuring title to real estate in New Jersey and from a company engaged in the business of insuring title to real estate in Pennsylvania, and on certificates or opinions of local counsel in Pennsylvania deemed by Ballard Spahr Andrews & Ingersoll, LLP to be reliable and competent. All the statements made or referred to in this paragraph, as to matters of law and legal conclusions, are made in reliance on the authority of Mr. Foran or Mr. Selover, as the case may be, and of Ballard Spahr Andrews & Ingersoll, LLP, respectively, as experts.

      Our consolidated financial statements and the related consolidated financial statement schedule incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

      SEC registration fee ....................................    $ 92,000
      Printing and engraving ..................................      65,000
      Legal fees and expenses .................................      50,000
      Fees of accountants .....................................      20,000
      Fees of trustees and transfer agents ....................      40,000
      Blue sky fees and expenses ..............................      15,000
      Rating agency fees ......................................     500,000
      Miscellaneous ...........................................      18,000
                                                                   --------
      Total ...................................................    $800,000
                                                                   ========

Item 15. Indemnification of Directors and Officers.

      Under Section 14A:3-5 of the New Jersey Business Corporation Act, PSE&G

            (1) has power to indemnify each of its directors and officers (as well as its employees and agents) against expenses and liabilities in connection with any proceeding involving him by reason of his being or having been such director or officer, other than a proceeding by or in the right of PSE&G, if (a) such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to PSE&G's best interest, and (b) with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful;

            (2) has power to indemnify each of its directors and officers against expenses in connection with any proceeding by or in the right of PSE&G to procure a judgment in its favor which involves such director or officer by reason of his being or having been such director or officer, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of PSE&G; however, in such proceeding no indemnification may be provided in respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to PSE&G, unless and only to the extent that the court determines that the director or officer is fairly reasonably entitled to indemnity for such expenses as the court shall deem proper;

            (3) must indemnify each director and officer against expenses to the extent that he has been successful on the merits or otherwise in any proceeding referred to in (1) and (2) above or in defense of any claim, issue or matter therein; and

            (4) has power to purchase and maintain insurance on behalf of a director or officer against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a director or officer, whether or not PSE&G would have the power to indemnify him against such expenses and liabilities under the statute.

      As used in the statute, expenses means reasonable costs, disbursements and counsel fees, liabilities means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, and proceeding means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

      Indemnification may be awarded by a court under (1) or (2) as well as under (3) above, notwithstanding a prior determination by PSE&G that the director or officer has not met the applicable standard of conduct.

      Indemnification  under the statute  does not  exclude any other  rights to
which  a  director  or  officer  may  be  entitled   under  a   certificate   of
incorporation, by-law, or otherwise.

      Article 8, Section 1 of PSE&G's Certificate of Amendment of Certificate of Incorporation provides as follows:

      1. Indemnification:

      The corporation shall indemnify to the full extent from time to time permitted by law any person made, or threatened to be made, a party to any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit, or proceeding and any appeal therein (and any inquiry or investigation which could lead to such action, suit or proceeding) by reason of the fact that he is or was a director, officer or employee of the corporation or serves or served any PSE&G subsidiary as a director, officer or employee at the request of the corporation. Such right of indemnification shall inure to the benefit of the legal representative of any such person.

      Article 8, Section 2 of PSE&G's Certificate of Amendment of Certificate of Incorporation provides as follows:

      2. Limitation of Liability:

      To the full extent from time to time permitted by law, directors and officers of the corporation shall not be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders. No amendment or repeal of this provision shall adversely affect any right or protection of a director or officer of the corporation existing at the time of such amendment or repeal.

      Each form of Underwriting Agreement between PSE&G and the Underwriters contains a provision under which each Underwriter agrees to indemnify the directors of PSE&G and each of its officers who signed the registration statement against certain liabilities which might arise under the Securities Act of 1933 (the "1933 Act") from information furnished to PSE&G in writing by or on behalf of such Underwriter.

      The directors and officers of PSE&G are insured under policies of insurance, within the limits and subject to the limitations of the policies, against claims made against them for acts in the discharge of their duties, and PSE&G is insured to the extent that it is required or permitted by law to indemnify the directors and officers for such loss. The premiums for such insurance are paid by PSE&G.

Item 16. List of Exhibits.

Exhibit
------
1-1a Form of Terms and Conditions Relating to Bids for New First and Refunding Mortgage Bonds.

1-1b  Form of Bid with Form of Purchase Agreement attached.

4-1 Indenture between PSE&G and Fidelity Union Trust Company, (now, Wachovia Bank, National Association), as Trustee, dated August 1, 1924, securing First and Refunding Mortgage Bonds(1)

4-2   Indenture Supplemental to Exhibit 4-1, dated April 1, 1927(2)

4-3   Indenture Supplemental to Exhibit 4-1, dated June 1, 1937(3)

4-4   Indenture Supplemental to Exhibit 4-1, dated July 1, 1937(4)

4-5   Indenture Supplemental to Exhibit 4-1, dated December 19, 1939(5)

4-6   Indenture Supplemental to Exhibit 4-1, dated March 1, 1942(6)

4-7   Indenture Supplemental to Exhibit 4-1, dated June 1, 1949(7)

4-8   Indenture Supplemental to Exhibit 4-1, dated May 1, 1950(8)

4-9   Indenture Supplemental to Exhibit 4-1, dated October 1, 1953(9)

4-10  Indenture Supplemental to Exhibit 4-1, dated May 1, 1954(10)

4-11  Indenture Supplemental to Exhibit 4-1, dated November 1, 1956(11)

4-12  Indenture Supplemental to Exhibit 4-1, dated September 1, 1957(12)

4-13  Indenture Supplemental to Exhibit 4-1, dated August 1, 1958(13)

4-14  Indenture Supplemental to Exhibit 4-1, dated June 1, 1959(14)

4-15  Indenture Supplemental to Exhibit 4-1, dated September 1, 1960(15)

4-16  Indenture Supplemental to Exhibit 4-1, dated August 1, 1962(16)

4-17  Indenture Supplemental to Exhibit 4-1, dated June 1, 1963(17)

4-18  Indenture Supplemental to Exhibit 4-1, dated September 1, 1964(18)

Exhibit
------
4-19  Indenture Supplemental to Exhibit 4-1, dated September 1, 1965(19)

4-20  Indenture Supplemental to Exhibit 4-1, dated June 1, 1967(20)

4-21  Indenture Supplemental to Exhibit 4-1, dated June 1, 1968(21)

4-22  Indenture Supplemental to Exhibit 4-1, dated April 1, 1969(22)

4-23  Indenture Supplemental to Exhibit 4-1, dated March 1, 1970(23)

4-24  Indenture Supplemental to Exhibit 4-1, dated May 15, 1971(24)

4-25  Indenture Supplemental to Exhibit 4-1, dated November 15, 1971(25)

4-26  Indenture Supplemental to Exhibit 4-1, dated April 1, 1972(26)

4-27  Indenture Supplemental to Exhibit 4-1, dated March 1, 1974(27)

4-28  Indenture Supplemental to Exhibit 4-1, dated October 1, 1974(28)

4-29  Indenture Supplemental to Exhibit 4-1, dated April 1, 1976(29)

4-30  Indenture Supplemental to Exhibit 4-1, dated September 1, 1976(30)

4-31  Indenture Supplemental to Exhibit 4-1, dated October 1, 1976(31)

4-32  Indenture Supplemental to Exhibit 4-1, dated June 1, 1977(32)

4-33  Indenture Supplemental to Exhibit 4-1, dated September 1, 1977(33)

4-34  Indenture Supplemental to Exhibit 4-1, dated November 1, 1978(34)

4-35  Indenture Supplemental to Exhibit 4-1, dated July 1, 1979(35)

4-36  Indenture Supplemental to Exhibit 4-1, dated September 1, 1979 (No. 1)(36)

4-37  Indenture Supplemental to Exhibit 4-1, dated September 1, 1979 (No. 2)(37)

4-38  Indenture Supplemental to Exhibit 4-1, dated November 1, 1979(38)

4-39  Indenture Supplemental to Exhibit 4-1, dated June 1, 1980(39)

4-40  Indenture Supplemental to Exhibit 4-1, dated August 1, 1981(40)

4-41  Indenture Supplemental to Exhibit 4-1, dated April 1, 1982(41)

4-42  Indenture Supplemental to Exhibit 4-1, dated September 1, 1982(42)

4-43  Indenture Supplemental to Exhibit 4-1, dated December 1, 1982(43)

4-44  Indenture Supplemental to Exhibit 4-1, dated June 1, 1983(44)

4-45  Indenture Supplemental to Exhibit 4-1, dated August 1, 1983(45)

4-46  Indenture Supplemental to Exhibit 4-1, dated July 1, 1984(46)

4-47  Indenture Supplemental to Exhibit 4-1, dated September 1, 1984(47)

4-48  Indenture Supplemental to Exhibit 4-1, dated November 1, 1984 (No. 1)(48)

4-49  Indenture Supplemental to Exhibit 4-1, dated November 1, 1984 (No. 2)(49)

4-50  Indenture Supplemental to Exhibit 4-1, dated July 1, 1985(50)

4-51  Indenture Supplemental to Exhibit 4-1, dated January 1, 1986(51)

4-52  Indenture Supplemental to Exhibit 4-1, dated March 1, 1986(52)

4-53  Indenture Supplemental to Exhibit 4-1, dated April 1, 1986 (No. 1)(53)

4-54  Indenture Supplemental to Exhibit 4-1, dated April 1, 1986 (No. 2)(54)

4-55  Indenture Supplemental to Exhibit 4-1, dated March 1, 1987(55)

4-56  Indenture Supplemental to Exhibit 4-1, dated July 1, 1987 (No. 1)(56)

4-57  Indenture Supplemental to Exhibit 4-1, dated July 1, 1987 (No. 2)(57)

4-58  Indenture Supplemental to Exhibit 4-1, dated May 1, 1988(58)

4-59  Indenture Supplemental to Exhibit 4-1, dated September 1, 1988(59)

4-60  Indenture Supplemental to Exhibit 4-1, dated July 1, 1989(60)

4-61  Indenture Supplemental to Exhibit 4-1, dated July 1, 1990 (No. 1)(61)

4-62  Indenture Supplemental to Exhibit 4-1, dated July 1, 1990 (No. 2)(62)

4-63  Indenture Supplemental to Exhibit 4-1, dated June 1, 1991 (No. 1)(63)

Exhibit
------
4-64  Indenture Supplemental to Exhibit 4-1, dated June 1, 1991 (No. 2)(64)

4-65  Indenture Supplemental to Exhibit 4-1, dated November 1, 1991 (No. 1)(65)

4-66  Indenture Supplemental to Exhibit 4-1, dated November 1, 1991 (No. 2)(66)

4-67  Indenture Supplemental to Exhibit 4-1, dated November 1, 1991 (No. 3)(67)

4-68  Indenture Supplemental to Exhibit 4-1, dated February 1, 1992 (No. 1)(68)

4-69  Indenture Supplemental to Exhibit 4-1, dated February 1, 1992 (No. 2)(69)

4-70  Indenture Supplemental to Exhibit 4-1, dated June 1, 1992 (No. 1)(70)

4-71  Indenture Supplemental to Exhibit 4-1, dated June 1, 1992 (No. 2)(71)

4-72  Indenture Supplemental to Exhibit 4-1, dated June 1, 1992 (No. 3)(72)

4-73  Indenture Supplemental to Exhibit 4-1, dated January 1, 1993 (No. 1)(73)

4-74  Indenture Supplemental to Exhibit 4-1, dated January 1, 1993 (No. 2)(74)

4-75  Indenture Supplemental to Exhibit 4-1, dated March 1, 1993(75)

4-76  Indenture Supplemental to Exhibit 4-1, dated May 1, 1993(76)

4-77  Indenture Supplemental to Exhibit 4-1, dated May 1, 1993 (No. 2)(77)

4-78  Indenture Supplemental to Exhibit 4-1, dated May 1, 1993 (No. 3)(78)

4-79  Indenture Supplemental to Exhibit 4-1, dated July 1, 1993(79)

4-80  Indenture Supplemental to Exhibit 4-1, dated August 1, 1993(80)

4-81  Indenture Supplemental to Exhibit 4-1, dated September 1, 1993(81)

4-82  Indenture Supplemental to Exhibit 4-1, dated September 1, 1993 (No. 2)(82)

4-83  Indenture Supplemental to Exhibit 4-1, dated February 1, 1994(83)

4-84  Indenture Supplemental to Exhibit 4-1, dated March 1, 1994 (No. 1)(84)

4-85  Indenture Supplemental to Exhibit 4-1, dated March 1, 1994 (No. 2)(85)

4-86  Indenture Supplemental to Exhibit 4-1, dated May 1, 1994(86)

4-87  Indenture Supplemental to Exhibit 4-1, dated June 1, 1994(87)

4-88  Indenture Supplemental to Exhibit 4-1, dated August 1, 1994(88)

4-89  Indenture Supplemental to Exhibit 4-1, dated October 1, 1994 (No. 1)(89)

4-90  Indenture Supplemental to Exhibit 4-1, dated October 1, 1994 (No. 2)(90)

4-91  Indenture Supplemental to Exhibit 4-1, dated January 1, 1996 (No.1)(91)

4-92  Indenture Supplemental to Exhibit 4-1, dated January 1, 1996 (No. 2)(92)

4-93  Indenture Supplemental to Exhibit 4-1, dated December 1, 1996(93)

4-94  Indenture Supplemental to Exhibit 4-1, dated June 1, 1997(94)

4-95  Indenture Supplemental to Exhibit 4-1, dated May 1, 1998(95)

4-96 Indenture of Trust between PSE&G and Chase Manhattan Bank (National Association) (now known as JPMorgan Chase Bank), as Trustee, providing for Secured Medium-Term Notes dated July 1, 1993(96)

   5 Opinion of James T. Foran, Esquire relating to the validity of the Securities, including consent.

   8  Not Applicable

  12  Computations of Ratios of Earnings to Fixed Charges.

23-1  Consent of Independent Auditors.

23-2  Consent of James T. Foran, Esquire (included in Exhibit 5).

23-3  Consent of Ballard Spahr Andrews & Ingersoll, LLP.

  24  Power of Attorney.

25-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wachovia Bank National Association, as Trustee under the Public Service Electric and Gas Company First and Refunding Mortgage.

25-2 Statement of Eligibility under the Trust Indenture Act of 1939 of JPMorgan Chase Bank under the Indenture for Secured Medium-Term Notes.

----------
1     Filed as Exhibit  4b(1) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

2     Filed as Exhibit  4b(2) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

3     Filed as Exhibit  4b(3) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

4     Filed as Exhibit  4b(4) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

5     Filed as Exhibit  4b(5) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

6     Filed as Exhibit  4b(6) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

7     Filed as Exhibit  4b(7) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

8     Filed as Exhibit  4b(8) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

9     Filed as Exhibit  4b(9) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

10    Filed as Exhibit 4b(10) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

11    Filed as Exhibit 4b(11) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

12    Filed as Exhibit 4b(12) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

13    Filed as Exhibit 4b(13) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

14    Filed as Exhibit 4b(14) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

15    Filed as Exhibit 4b(15) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

16    Filed as Exhibit 4b(16) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

17    Filed as Exhibit 4b(16) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

18    Filed as Exhibit 4b(18) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

19    Filed as Exhibit 4b(19) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated  herein by this  reference.

20    Filed as Exhibit 4b(20) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

21    Filed as Exhibit 4b(21) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

22    Filed as Exhibit 4b(22) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

23    Filed as Exhibit 4b(23) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

24    Filed as Exhibit 4b(24) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

25    Filed as Exhibit 4b(25) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

26    Filed as Exhibit 4b(26) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

27    Filed as Exhibit 4b(27) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

28    Filed as Exhibit 4b(28) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

29    Filed as Exhibit 4b(29) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

30    Filed as Exhibit 4b(30) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

31    Filed as Exhibit 4b(31) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

32    Filed as Exhibit 4b(32) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

33    Filed as Exhibit 4b(33) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

34    Filed as Exhibit 4b(34) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

35    Filed as Exhibit 4b(35) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

36    Filed as Exhibit 4b(36) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

37    Filed as Exhibit 4b(37) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

38    Filed as Exhibit 4b(38) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

39    Filed as Exhibit 4b(39) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

40 Filed as Exhibit 2 on Form 8-A, File No. 001-00973, on August 19, 1981 and incorporated herein by this reference.

41 Filed as Exhibit 4e with Current Report on Form 8-K, File No.001-00973, on April 29, 1982 and incorporated herein by this reference.

42 Filed as Exhibit 2 on Form 8-A, File No. 001-00973, on September 17, 1982 and incorporated herein by this reference.

43 Filed as Exhibit 2 on Form 8-A, File No. 001-00973, on December 21, 1982 and incorporated herein by this reference.

44 Filed as Exhibit 4(ii) with Quarterly Report on Form 10-Q for the Quarter ended June 30, 1983, File No. 001-00973, on July 26, 1983 and incorporated herein by this reference.

45 Filed as Exhibit 4 on Form 8-A, File No. 001-00973, on August 19, 1983 and incorporated herein by this reference.

46 Filed as Exhibit 4(ii) with Quarterly Report on Form 10-Q for the Quarter ended June 30, 1984, File No. 001-00973, on August 14, 1984 and incorporated herein by this reference.

47 Filed as Exhibit 4(ii) with November 12, 1984 and incorporated herein by this reference.

48 Filed as Exhibit 4(i) with Current Report on Form 8-K, File No.001-00973, on January 4, 1985 and incorporated herein by this reference.

49 Filed as Exhibit 4(ii) with Current Report on Form 8-K, File No.001-00973, on January 4, 1985 and incorporated herein by this reference.

50 Filed as Exhibit 2 on Form 8-A, File No. 001-00973, on August 2, 1985 and incorporated herein by this reference.

51    Filed as Exhibit 4a(51) with Annual Report on Form 10-K for the Year ended
      December  31,  1985,  File  No.  001-00973,   on  February  11,  1986  and
      incorporated herein by this reference.

52 Filed as Exhibit 2 on Form 8-A, File No. 001-00973, on March 28, 1986 and incorporated herein by this reference.

53 Filed as Exhibit 2(a) on Form 8-A, File No. 001-00973, on May 1, 1986 and incorporated herein by this reference.

54 Filed as Exhibit 2(b) on Form 8-A, File No. 001-00973, on May 1, 1986 and incorporated herein by this reference.

55 Filed as Exhibit 4a(55) to Registration Statement on Form S-3, No. 33-13209, on April 9, 1987 and incorporated herein by this reference.

56 Filed as Exhibit 4 on Form 8-A, File No. 001-00973, on August 17, 1987 and incorporated herein by this reference.

57 Filed as Exhibit 4 with Quarterly Report on Form 10-Q for the Quarter ended September 30, 1987, File No. 001-00973, on November 13, 1987 and incorporated herein by this reference.

58 Filed as Exhibit 4 on Form 8-A, File No. 001-00973, on May 17, 1988 and incorporated herein by this reference.

59 Filed as Exhibit 4 on Form 8-A, File No. 001-00973, on September 27, 1988 and incorporated herein by this reference.

60 Filed as Exhibit 4 on Form 8-A, File No. 001-00973, on July 25, 1989 and incorporated herein by this reference.

61 Filed as Exhibit 4(i) on Form 8-A, File No. 001-00973, on July 25, 1990 and incorporated herein by this reference.

62 Filed as Exhibit 4(ii) on Form 8-A, File No. 001-00973, on July 25, 1990 and incorporated herein by this reference.

63 Filed as Exhibit 4(i) on Form 8-A, File No. 001-00973, on July 1, 1991 and incorporated herein by this reference.

64 Filed as Exhibit 4(ii) on Form 8-A, File No. 001-00973, on July 1, 1991 and incorporated herein by this reference.

65 Filed as Exhibit 4(i) on Form 8-A, File No. 001-00973, on December 2, 1991and incorporated herein by this reference.

66 Filed as Exhibit 4(ii) on Form 8-A, File No. 001-00973, on December 2, 1991and incorporated herein by this reference.

67 Filed as Exhibit 4(iii) on Form 8-A, File No. 001-00973, on December 2, 1991and incorporated herein by this reference.

68 Filed as Exhibit 4(i) on Form 8-A, File No. 001-00973, on February 27, 1992 and incorporated herein by this reference.

69 Filed as Exhibit 4(ii) on Form 8-A, File No. 001-00973, on February 27, 1992 and incorporated herein by this reference.

70 Filed as Exhibit 4(i) on Form 8-A, File No. 001-00973, on June 17, 1992and incorporated herein by this reference.

71 Filed as Exhibit 4(ii) on Form 8-A, File No. 001-00973, on June 17, 1992 and incorporated herein by this reference.

72 Filed as Exhibit 4(iii) on Form 8-A, File No. 001-00973, on June 17, 1992 and incorporated herein by this reference.

73 Filed as Exhibit 4(i) on Form 8-A, File No. 001-00973, on February 2, 1993 and incorporated herein by this reference.

74 Filed as Exhibit 4(i) on Form 8-A, File No. 001-00973, on February 2, 1993 and incorporated herein by this reference.

75 Filed as Exhibit 4 on Form 8-A, File No. 001-00973, on March 17, 1993 and incorporated herein by this reference.

76 Filed as Exhibit 4(i) on Form 8-A, File No. 001-00973, on May 25, 1993 and incorporated herein by this reference.

77 Filed as Exhibit 4(ii) on Form 8-A, File No. 001-00973, on May 25, 1993 and incorporated herein by this reference.

78 Filed as Exhibit 4(iii) on Form 8-A, File No. 001-00973, on May 25, 1993 and incorporated herein by this reference.

79 Filed as Exhibit 4(i) on Current Report on Form 8-K, File No. 001-00973, on December 1, 1993 and incorporated herein by this reference. 80 Filed as
      Exhibit 4(ii) on Current Report on Form 8-K, File No. 001-00973, on December 1, 1993 and incorporated herein by this reference.

81 Filed as Exhibit 4(ii) on Current Report on Form 8-K, File No. 001-00973, on December 1, 1993 and incorporated herein by this reference.

82 Filed as Exhibit 4(iii) on Current Report on Form 8-K, File No. 001-00973, on December 1, 1993 and incorporated herein by this reference.

83 Filed as Exhibit 4 on Form 8-A, File No. 001-00973, on February 3, 1994 and incorporated herein by this reference.

84 Filed as Exhibit 4(i) on Form 8-A, File No. 001-00973, on March 15, 1994 and incorporated herein by this reference.

85 Filed as Exhibit 4(ii) on Form 8-A, File No. 001-00973, on March 15, 1994 and incorporated herein by this reference.

86 Filed as Exhibit 4a(87) with Quarterly Report on Form 10-Q for the Quarter ended September 30, 1994, File No. 001-00973, on November 8, 1994 and incorporated herein by this reference.

87 Filed as Exhibit 4a(88) with Quarterly Report on Form 10-Q for the Quarter ended September 30, 1994, File No. 001-00973, on November 8, 1994 and incorporated herein by this reference.

88 Filed as Exhibit 4a(89) with Quarterly Report on Form 10-Q for the Quarter ended September 30, 1994, File No. 001-00973, on November 8, 1994 and incorporated herein by this reference.

89 Filed as Exhibit 4a(90) with Quarterly Report on Form 10-Q for the Quarter ended September 30, 1994, File No. 001-00973, on November 8, 1994 and incorporated herein by this reference.

90 Filed as Exhibit 4a(91) with Quarterly Report on Form 10-Q for the Quarter ended September 30, 1994, File No. 001-00973, on November 8, 1994 and incorporated herein by this reference.

91 Filed as Exhibit 4(i) on Form 8-A, File No. 001-00973, on January 26, 1996 and incorporated herein by this reference.

92 Filed as Exhibit 4(ii) on Form 8-A, File No. 001-00973, on January 26, 1996 and incorporated herein by this reference.

93    Filed as Exhibit 4a(94) with Annual Report on Form 10-K for the Year ended
      December  31,  1996,  File  No.  001-00973,   on  February  27,  1997  and
      incorporated herein by this reference.

94 Filed as Exhibit 4(a)(2) on Form 8-A, File No. 001-00973, on June 17, 1997 and incorporated herein by this reference.

95 Filed as Exhibit 4 on Form 8-A, File No. 001-00973, on May 15, 1998 and incorporated herein by this reference.

96 Filed as Exhibit 4 on Current Report on Form 8-K, File No. 001-00973, on December 1, 1993 and incorporated herein by this reference.

Item 17. Undertakings.

      The undersigned registrants hereby undertake:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            PROVIDED, HOWEVER, that paragraphs (a)(1) (i) and (a)(1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered thereby, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d)    The registrants hereby undertake that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant, Public Service Electric and Gas Company, certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 23rd day of August, 2002.

                                         Public Service Electric and Gas Company

                                         BY:      /s/ Robert E. Busch
                                             --------------------------------
                                                      Robert E. Busch
                                                   Senior Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated

         Signature                          Capacity                  Date
         ---------                          --------                  ----

 /s/ E. James Ferland                 Principal Executive        August 23, 2002
 -----------------------------         Officer and Director
     E. James Ferland


 /s/ Robert E. Busch                  Principal Financial        August 23, 2002
 -----------------------------          Officer
     Robert E. Busch


 /s/ Patricia A. Rado                 Principal Accounting       August 23, 2002
 -----------------------------         Officer
     Patricia A. Rado

      This Registration Statement has also been signed by Robert E. Busch, Attorney-in-Fact on behalf of the following Directors on August 23, 2002.

Albert R. Gamper, Jr.
Conrad K. Harper
Marilyn M. Pfaltz

                                         BY:      /s/ Robert E. Busch
                                             --------------------------------
                                                      Robert E. Busch
                                                      Attorney-in-Fact

                                 EXHIBIT INDEX

Exhibit
-------
1-1a Form of Terms and Conditions Relating to Bids for New First and Refunding Mortgage Bonds.

1-1b  Form of Bid with Form of Purchase Agreement attached.

4-1 Indenture between PSE&G and Fidelity Union Trust Company, (now, Wachovia Bank, National Association), as Trustee, dated August 1, 1924, securing First and Refunding Mortgage Bonds(1)

4-2   Indenture Supplemental to Exhibit 4-1, dated April 1, 1927(2)

4-3   Indenture Supplemental to Exhibit 4-1, dated June 1, 1937(3)

4-4   Indenture Supplemental to Exhibit 4-1, dated July 1, 1937(4)

4-5   Indenture Supplemental to Exhibit 4-1, dated December 19, 1939(5)

4-6   Indenture Supplemental to Exhibit 4-1, dated March 1, 1942(6)

4-7   Indenture Supplemental to Exhibit 4-1, dated June 1, 1949(7)

4-8   Indenture Supplemental to Exhibit 4-1, dated May 1, 1950(8)

4-9   Indenture Supplemental to Exhibit 4-1, dated October 1, 1953(9)

4-10  Indenture Supplemental to Exhibit 4-1, dated May 1, 1954(10)

4-11  Indenture Supplemental to Exhibit 4-1, dated November 1, 1956(11)

4-12  Indenture Supplemental to Exhibit 4-1, dated September 1, 1957(12)

4-13  Indenture Supplemental to Exhibit 4-1, dated August 1, 1958(13)

4-14  Indenture Supplemental to Exhibit 4-1, dated June 1, 1959(14)

4-15  Indenture Supplemental to Exhibit 4-1, dated September 1, 1960(15)

4-16  Indenture Supplemental to Exhibit 4-1, dated August 1, 1962(16)

4-17  Indenture Supplemental to Exhibit 4-1, dated June 1, 1963(17)

4-18  Indenture Supplemental to Exhibit 4-1, dated September 1, 1964(18)

4-19  Indenture Supplemental to Exhibit 4-1, dated September 1, 1965(19)

4-20  Indenture Supplemental to Exhibit 4-1, dated June 1, 1967(20)

4-21  Indenture Supplemental to Exhibit 4-1, dated June 1, 1968(21)

4-22  Indenture Supplemental to Exhibit 4-1, dated April 1, 1969(22)

4-23  Indenture Supplemental to Exhibit 4-1, dated March 1, 1970(23)

4-24  Indenture Supplemental to Exhibit 4-1, dated May 15, 1971(24)

4-25  Indenture Supplemental to Exhibit 4-1, dated November 15, 1971(25)

4-26  Indenture Supplemental to Exhibit 4-1, dated April 1, 1972(26)

4-27  Indenture Supplemental to Exhibit 4-1, dated March 1, 1974(27)

4-28  Indenture Supplemental to Exhibit 4-1, dated October 1, 1974(28)

4-29  Indenture Supplemental to Exhibit 4-1, dated April 1, 1976(29)

4-30  Indenture Supplemental to Exhibit 4-1, dated September 1, 1976(30)

4-31  Indenture Supplemental to Exhibit 4-1, dated October 1, 1976(31)

4-32  Indenture Supplemental to Exhibit 4-1, dated June 1, 1977(32)

4-33  Indenture Supplemental to Exhibit 4-1, dated September 1, 1977(33)

4-34  Indenture Supplemental to Exhibit 4-1, dated November 1, 1978(34)

4-35  Indenture Supplemental to Exhibit 4-1, dated July 1, 1979(35)

4-36  Indenture Supplemental to Exhibit 4-1, dated September 1, 1979 (No. 1)(36)

4-37  Indenture Supplemental to Exhibit 4-1, dated September 1, 1979 (No. 2)(37)

4-38  Indenture Supplemental to Exhibit 4-1, dated November 1, 1979(38)

4-39  Indenture Supplemental to Exhibit 4-1, dated June 1, 1980(39)

4-40  Indenture Supplemental to Exhibit 4-1, dated August 1, 1981(40)

4-41  Indenture Supplemental to Exhibit 4-1, dated April 1, 1982(41)

Exhibit
------
4-42  Indenture Supplemental to Exhibit 4-1, dated September 1, 1982(42)

4-43  Indenture Supplemental to Exhibit 4-1, dated December 1, 1982(43)

4-44  Indenture Supplemental to Exhibit 4-1, dated June 1, 1983(44)

4-45  Indenture Supplemental to Exhibit 4-1, dated August 1, 1983(45)

4-46  Indenture Supplemental to Exhibit 4-1, dated July 1, 1984(46)

4-47  Indenture Supplemental to Exhibit 4-1, dated September 1, 1984(47)

4-48  Indenture Supplemental to Exhibit 4-1, dated November 1, 1984 (No. 1)(48)

4-49  Indenture Supplemental to Exhibit 4-1, dated November 1, 1984 (No. 2)(49)

4-50  Indenture Supplemental to Exhibit 4-1, dated July 1, 1985(50)

4-51  Indenture Supplemental to Exhibit 4-1, dated January 1, 1986(51)

4-52  Indenture Supplemental to Exhibit 4-1, dated March 1, 1986(52)

4-53  Indenture Supplemental to Exhibit 4-1, dated April 1, 1986 (No. 1)(53)

4-54  Indenture Supplemental to Exhibit 4-1, dated April 1, 1986 (No. 2)(54)

4-55  Indenture Supplemental to Exhibit 4-1, dated March 1, 1987(55)

4-56  Indenture Supplemental to Exhibit 4-1, dated July 1, 1987 (No. 1)(56)

4-57  Indenture Supplemental to Exhibit 4-1, dated July 1, 1987 (No. 2)(57)

4-58  Indenture Supplemental to Exhibit 4-1, dated May 1, 1988(58)

4-59  Indenture Supplemental to Exhibit 4-1, dated September 1, 1988(59)

4-60  Indenture Supplemental to Exhibit 4-1, dated July 1, 1989(60)

4-61  Indenture Supplemental to Exhibit 4-1, dated July 1, 1990 (No. 1)(61)

4-62  Indenture Supplemental to Exhibit 4-1, dated July 1, 1990 (No. 2)(62)

4-63  Indenture Supplemental to Exhibit 4-1, dated June 1, 1991 (No. 1)(63)

4-64  Indenture Supplemental to Exhibit 4-1, dated June 1, 1991 (No. 2)(64)

4-65  Indenture Supplemental to Exhibit 4-1, dated November 1, 1991 (No. 1)(65)

4-66  Indenture Supplemental to Exhibit 4-1, dated November 1, 1991 (No. 2)(66)

4-67  Indenture Supplemental to Exhibit 4-1, dated November 1, 1991 (No. 3)(67)

4-68  Indenture Supplemental to Exhibit 4-1, dated February 1, 1992 (No. 1)(68)

4-69  Indenture Supplemental to Exhibit 4-1, dated February 1, 1992 (No. 2)(69)

4-70  Indenture Supplemental to Exhibit 4-1, dated June 1, 1992 (No. 1)(70)

4-71  Indenture Supplemental to Exhibit 4-1, dated June 1, 1992 (No. 2)(71)

4-72  Indenture Supplemental to Exhibit 4-1, dated June 1, 1992 (No. 3)(72)

4-73  Indenture Supplemental to Exhibit 4-1, dated January 1, 1993 (No. 1)(73)

4-74  Indenture Supplemental to Exhibit 4-1, dated January 1, 1993 (No. 2)(74)

4-75  Indenture Supplemental to Exhibit 4-1, dated March 1, 1993(75)

4-76  Indenture Supplemental to Exhibit 4-1, dated May 1, 1993(76)

4-77  Indenture Supplemental to Exhibit 4-1, dated May 1, 1993 (No. 2)(77)

4-78  Indenture Supplemental to Exhibit 4-1, dated May 1, 1993 (No. 3)(78)

4-79  Indenture Supplemental to Exhibit 4-1, dated July 1, 1993(79)

4-80  Indenture Supplemental to Exhibit 4-1, dated August 1, 1993(80)

4-81  Indenture Supplemental to Exhibit 4-1, dated September 1, 1993(81)

4-82  Indenture Supplemental to Exhibit 4-1, dated September 1, 1993 (No. 2)(82)

4-83  Indenture Supplemental to Exhibit 4-1, dated February 1, 1994(83)

4-84  Indenture Supplemental to Exhibit 4-1, dated March 1, 1994 (No. 1)(84)

4-85  Indenture Supplemental to Exhibit 4-1, dated March 1, 1994 (No. 2)(85)

4-86  Indenture Supplemental to Exhibit 4-1, dated May 1, 1994(86)

Exhibit
------
4-87  Indenture Supplemental to Exhibit 4-1, dated June 1, 1994(87)

4-88  Indenture Supplemental to Exhibit 4-1, dated August 1, 1994(88)

4-89  Indenture Supplemental to Exhibit 4-1, dated October 1, 1994 (No. 1)(89)

4-90  Indenture Supplemental to Exhibit 4-1, dated October 1, 1994 (No. 2)(90)

4-91  Indenture Supplemental to Exhibit 4-1, dated January 1, 1996 (No.1)(91)

4-92  Indenture Supplemental to Exhibit 4-1, dated January 1, 1996 (No. 2)(92)

4-93  Indenture Supplemental to Exhibit 4-1, dated December 1, 1996(93)

4-94  Indenture Supplemental to Exhibit 4-1, dated June 1, 1997(94)

4-95  Indenture Supplemental to Exhibit 4-1, dated May 1, 1998(95)

4-96 Indenture of Trust between PSE&G and Chase Manhattan Bank (National Association) (now known as JPMorgan Chase Bank), as Trustee, providing for Secured Medium-Term Notes dated July 1, 1993(96)

   5 Opinion of James T. Foran, Esquire relating to the validity of the Securities, including consent.

   8  Not Applicable

  12  Computations of Ratios of Earnings to Fixed Charges.

23-1  Consent of Independent Auditors.

23-2  Consent of James T. Foran, Esquire (included in Exhibit 5-1).

23-3  Consent of Ballard Spahr Andrews & Ingersoll, LLP.

  24  Power of Attorney.

25-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wachovia Bank, National Association, as Trustee under the Public Service Electric and Gas Company First and Refunding Mortgage.

25-2 Statement of Eligibility of JPMorgan Chase Bank, as Trustee under the Indenture for Secured Medium-Term Notes.

----------
1     Filed as Exhibit  4b(1) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

2     Filed as Exhibit  4b(2) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

3     Filed as Exhibit  4b(3) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

4     Filed as Exhibit  4b(4) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

5     Filed as Exhibit  4b(5) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

6     Filed as Exhibit  4b(6) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

7     Filed as Exhibit  4b(7) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

8     Filed as Exhibit  4b(8) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

9     Filed as Exhibit  4b(9) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

10    Filed as Exhibit 4b(10) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

11    Filed as Exhibit 4b(11) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

12    Filed as Exhibit 4b(12) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

13    Filed as Exhibit 4b(13) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

14    Filed as Exhibit 4b(14) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

15    Filed as Exhibit 4b(15) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

16    Filed as Exhibit 4b(16) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

17    Filed as Exhibit 4b(16) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

18    Filed as Exhibit 4b(18) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

19    Filed as Exhibit 4b(19) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

20    Filed as Exhibit 4b(20) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

21    Filed as Exhibit 4b(21) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

22    Filed as Exhibit 4b(22) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

23    Filed as Exhibit 4b(23) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

24    Filed as Exhibit 4b(24) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

25    Filed as Exhibit 4b(25) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

26    Filed as Exhibit 4b(26) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

27    Filed as Exhibit 4b(27) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

28    Filed as Exhibit 4b(28) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

29    Filed as Exhibit 4b(29) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

30    Filed as Exhibit 4b(30) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

31    Filed as Exhibit 4b(31) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

32    Filed as Exhibit 4b(32) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

33    Filed as Exhibit 4b(33) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

34    Filed as Exhibit 4b(34) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

35    Filed as Exhibit 4b(35) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

36    Filed as Exhibit 4b(36) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

37    Filed as Exhibit 4b(37) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

38    Filed as Exhibit 4b(38) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

39    Filed as Exhibit 4b(39) with Annual Report on Form 10-K for the Year ended
      December  31,  1980,  File  No.  001-00973,   on  February  18,  1981  and
      incorporated herein by this reference.

40 Filed as Exhibit 2 on Form 8-A, File No. 001-00973, on August 19, 1981 and incorporated herein by this reference.

41 Filed as Exhibit 4e with Current Report on Form 8-K, File No.001-00973, on April 29, 1982 and incorporated herein by this reference.

42 Filed as Exhibit 2 on Form 8-A, File No. 001-00973, on September 17, 1982 and incorporated herein by this reference.

43 Filed as Exhibit 2 on Form 8-A, File No. 001-00973, on December 21, 1982 and incorporated herein by this reference.

44 Filed as Exhibit 4(ii) with Quarterly Report on Form 10-Q for the Quarter ended June 30, 1983, File No. 001-00973, on July 26, 1983 and incorporated herein by this reference.

45 Filed as Exhibit 4 on Form 8-A, File No. 001-00973, on August 19, 1983 and incorporated herein by this reference.

46 Filed as Exhibit 4(ii) with Quarterly Report on Form 10-Q for the Quarter ended June 30, 1984, File No. 001-00973, on August 14, 1984 and incorporated herein by this reference.

47 Filed as Exhibit 4(ii) with November 12, 1984 and incorporated herein by this reference.

48 Filed as Exhibit 4(i) with Current Report on Form 8-K, File No.001-00973, on January 4, 1985 and incorporated herein by this reference.

49 Filed as Exhibit 4(ii) with Current Report on Form 8-K, File No.001-00973, on January 4, 1985 and incorporated herein by this reference.

50 Filed as Exhibit 2 on Form 8-A, File No. 001-00973, on August 2, 1985 and incorporated herein by this reference.

51    Filed as Exhibit 4a(51) with Annual Report on Form 10-K for the Year ended
      December  31,  1985,  File  No.  001-00973,   on  February  11,  1986  and
      incorporated herein by this reference.

52 Filed as Exhibit 2 on Form 8-A, File No. 001-00973, on March 28, 1986 and incorporated herein by this reference.

53 Filed as Exhibit 2(a) on Form 8-A, File No. 001-00973, on May 1, 1986 and incorporated herein by this reference.

54 Filed as Exhibit 2(b) on Form 8-A, File No. 001-00973, on May 1, 1986 and incorporated herein by this reference.

55 Filed as Exhibit 4a(55) to Registration Statement on Form S-3, No. 33-13209, on April 9, 1987 and incorporated herein by this reference.

56 Filed as Exhibit 4 on Form 8-A, File No. 001-00973, on August 17, 1987 and incorporated herein by this reference.

57 Filed as Exhibit 4 with Quarterly Report on Form 10-Q for the Quarter ended September 30, 1987, File No. 001-00973, on November 13, 1987 and incorporated herein by this reference.

58 Filed as Exhibit 4 on Form 8-A, File No. 001-00973, on May 17, 1988 and incorporated herein by this reference.

59 Filed as Exhibit 4 on Form 8-A, File No. 001-00973, on September 27, 1988 and incorporated herein by this reference.

60 Filed as Exhibit 4 on Form 8-A, File No. 001-00973, on July 25, 1989 and incorporated herein by this reference.

61 Filed as Exhibit 4(i) on Form 8-A, File No. 001-00973, on July 25, 1990 and incorporated herein by this reference.

62 Filed as Exhibit 4(ii) on Form 8-A, File No. 001-00973, on July 25, 1990 and incorporated herein by this reference.

63 Filed as Exhibit 4(i) on Form 8-A, File No. 001-00973, on July 1, 1991 and incorporated herein by this reference.

64 Filed as Exhibit 4(ii) on Form 8-A, File No. 001-00973, on July 1, 1991 and incorporated herein by this reference.

65 Filed as Exhibit 4(i) on Form 8-A, File No. 001-00973, on December 2, 1991and incorporated herein by this reference.

66 Filed as Exhibit 4(ii) on Form 8-A, File No. 001-00973, on December 2, 1991and incorporated herein by this reference.

67 Filed as Exhibit 4(iii) on Form 8-A, File No. 001-00973, on December 2, 1991and incorporated herein by this reference.

68 Filed as Exhibit 4(i) on Form 8-A, File No. 001-00973, on February 27, 1992 and incorporated herein by this reference.

69 Filed as Exhibit 4(ii) on Form 8-A, File No. 001-00973, on February 27, 1992 and incorporated herein by this reference.

70 Filed as Exhibit 4(i) on Form 8-A, File No. 001-00973, on June 17, 1992and incorporated herein by this reference.

71 Filed as Exhibit 4(ii) on Form 8-A, File No. 001-00973, on June 17, 1992 and incorporated herein by this reference.

72 Filed as Exhibit 4(iii) on Form 8-A, File No. 001-00973, on June 17, 1992 and incorporated herein by this reference.

73 Filed as Exhibit 4(i) on Form 8-A, File No. 001-00973, on February 2, 1993 and incorporated herein by this reference.

74 Filed as Exhibit 4(i) on Form 8-A, File No. 001-00973, on February 2, 1993 and incorporated herein by this reference.

75 Filed as Exhibit 4 on Form 8-A, File No. 001-00973, on March 17, 1993 and incorporated herein by this reference.

76 Filed as Exhibit 4(i) on Form 8-A, File No. 001-00973, on May 25, 1993 and incorporated herein by this reference.

77 Filed as Exhibit 4(ii) on Form 8-A, File No. 001-00973, on May 25, 1993 and incorporated herein by this reference.

78 Filed as Exhibit 4(iii) on Form 8-A, File No. 001-00973, on May 25, 1993 and incorporated herein by this reference.

79 Filed as Exhibit 4(i) on Current Report on Form 8-K, File No. 001-00973, on December 1, 1993 and incorporated herein by this reference.

80 Filed as Exhibit 4(ii) on Current Report on Form 8-K, File No. 001-00973, on December 1, 1993 and incorporated herein by this reference.

81 Filed as Exhibit 4(ii) on Current Report on Form 8-K, File No. 001-00973, on December 1, 1993 and incorporated herein by this reference.

82 Filed as Exhibit 4(iii) on Current Report on Form 8-K, File No. 001-00973, on December 1, 1993 and incorporated herein by this reference.

83 Filed as Exhibit 4 on Form 8-A, File No. 001-00973, on February 3, 1994 and incorporated herein by this reference.

84 Filed as Exhibit 4(i) on Form 8-A, File No. 001-00973, on March 15, 1994 and incorporated herein by this reference.

85 Filed as Exhibit 4(ii) on Form 8-A, File No. 001-00973, on March 15, 1994 and incorporated herein by this reference.

86 Filed as Exhibit 4a(87) with Quarterly Report on Form 10-Q for the Quarter ended September 30, 1994, File No. 001-00973, on November 8, 1994 and incorporated herein by this reference.

87 Filed as Exhibit 4a(88) with Quarterly Report on Form 10-Q for the Quarter ended September 30, 1994, File No. 001-00973, on November 8, 1994 and incorporated herein by this reference.

88 Filed as Exhibit 4a(89) with Quarterly Report on Form 10-Q for the Quarter ended September 30, 1994, File No. 001-00973, on November 8, 1994 and incorporated herein by this reference.

89 Filed as Exhibit 4a(90) with Quarterly Report on Form 10-Q for the Quarter ended September 30, 1994, File No. 001-00973, on November 8, 1994 and incorporated herein by this reference.

90 Filed as Exhibit 4a(91) with Quarterly Report on Form 10-Q for the Quarter ended September 30, 1994, File No. 001-00973, on November 8, 1994 and incorporated herein by this reference.

91 Filed as Exhibit 4(i) on Form 8-A, File No. 001-00973, on January 26, 1996 and incorporated herein by this reference.

92 Filed as Exhibit 4(ii) on Form 8-A, File No. 001-00973, on January 26, 1996 and incorporated herein by this reference.

93    Filed as Exhibit 4a(94) with Annual Report on Form 10-K for the Year ended
      December  31,  1996,  File  No.  001-00973,   on  February  27,  1997  and
      incorporated herein by this reference.

94 Filed as Exhibit 4(a)(2) on Form 8-A, File No. 001-00973, on June 17, 1997 and incorporated herein by this reference.

95 Filed as Exhibit 4 on Form 8-A, File No. 001-00973, on May 15, 1998 and incorporated herein by this reference.

96 Filed as Exhibit 4 on Current Report on Form 8-K, File No. 001-00973, on December 1, 1993 and incorporated herein by this reference.